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                                                                    EXHIBIT 10.8

                             BASIC LEASE INFORMATION

                             BELLEFIELD OFFICE PARK
                                 OFFICE LEASE


                 Lease Date:           January 29,1997

                 Landlord:             Spieker Properties, L.P.,
                                       a California limited partnership

                 Address of Landlord:  915 118th Ave. S.E., Suite 110
                                       Bellevue, WA  98004

                 Tenant:               Coinstar,Inc.,
                                       a Delaware corporation

                 Address of Tenant:    1800 114th Ave. S.E.
                                       Bellevue, Washington  98004
                    PRIOR TO TENANT'S OCCUPANCY OF BLDG. N: 13231 SE 36th St.,
                                       Suite 200, Bellevue, WA 98006

                 Contact:              Warren M. Gordon

PARAGRAPH 1      Premises:   Approximately 46,070 Rentable Square Feet located
                             in Suite 100, Building "N".

                 Building:   "(TO BE NAMED)" Building "N"; 1800 114TH AVE. S.E.,
                             Bellevue, WA

                 Project: That certain office park commonly known as Bellefield Office Park located in Bellevue, Washington on the Property containing 14 office buildings, including the Building, as it may be changed from time to time.

                 Property:   The real property on which the Building is
                             located, as more fully and legally described on Exhibit E attached.

PARAGRAPH 2      Lease Term: SEVEN (7) Years, commencing on SEPTEMBER 1, 1997 and ending on AUGUST 31, 2004.

PARAGRAPH 3      Base Rent:  Years 1&2     $84,462.00/month.
                             Year 3        $86,381.00/month.
                             Year 4        $88,301.00/month.
                             Year 5        $90,220.00/month.
                             Year 6        $92,140.00/month.
                             Year 7        $94,060.00/month.

PARAGRAPH 27     "Base Year" for Operating Cost: 1997

                 "Fiscal Year" for Operating Costs: January 1 - December 31

PARAGRAPH 27(C)  "Tenant's Share" of Operating Costs: 11.794%

PARAGRAPH 32     Security Deposit: $94,060.00 (SEE ADDENDUM)

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. If there is any conflict between any Basic Lease Information and the Lease, the Lease shall control.

LANDLORD:                          TENANT:
Spieker Properties, L.P.,          Coinstar, Inc.,
A California limited partnership   a Delaware corporation
By:  Spieker Properties, Inc.,
     a Maryland corporation
Its: General Partner

    /s/ Donald S. Jefferson            /s/ Warren M. Gordon
   ----------------------------       --------------------------------
By: Donald S. Jefferson            By: Warren M. Gordon
Its: Senior Vice President         Its: Chief Financial Officer
Date: 2/24/97                      Date: February 14, 1997
     --------------------------        -------------------------------

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                                                     TABLE OF CONTENTS

PARAGRAPHS           DESCRIPTION                           PAGE NUMBER

                     Basic Lease Information                    1

                     Table of Contents                        1(A)

    1.               Occupancy                                  2

    2.               Term and Possession                        2

    3.               Rent                                       2

    4.               Restrictions on Use                        3

    5.               Compliance with Laws                       3

    6.               Alterations                                3

    7.               Repair                                     4

    8.               Liens                                      4

    9.               Assignment and Subletting                  4

   10.               Insurance and Indemnification              5

   11.               Waiver of Subrogation                      6

   12.               Services and Utilities                     6

   13.               Estoppel Certificate                       7

   14.               Holding Over                               7

   15.               Subordination                              7

   16.               Rules and Regulations                      8

   17.               Re-Entry by Landlord                       8

   18.               Insolvency or Bankruptcy                   8

   19.               Default                                    9

   20.               Damage by Fire, etc.                      10

   21.               Eminent Domain                            11

   22.               Sale by Landlord                          11

   23.               Right of Landlord to Perform              11

   24.               Surrender of Premises                     11

   25.               Waiver                                    12

   26.               Notices                                   12

   27.               Rental Adjustments                        12

   28.               Taxes Payable by Tenant                   14

   29.               Abandonment                               15

   30.               Successors and Assigns                    15

   31.               Attorney's Fees                           15

   32.               Security Deposit                          15

   33.               Substitution Space                        15

   34.               Corporate Authority                       16

   35.               Lease Not an Offer                        16

   36.               Brokerage                                 16

   37.               Force Majeure                             16

   38.               Certain Rights Reserved by Landlord       16

   39.               Personal Liability                        17

   40.               Miscellaneous                             17

   41.               Disclosure                                18

Addendum
Notarization Page
Exhibit A                                            Rules and Regulations
Exhibit B                                              Outline of Premises
Exhibit C                                            Improvement Agreement
Exhibit C-1                                         Improvement Space Plan
Exhibit C-2                                   Notes to Tenant Improvements
Exhibit D                                       Form of Tenant Certificate
Exhibit E                                                Legal Description
Exhibit F                                      Prior Right of Refusal Area
Exhibit G-1                                       Form of Letter of Credit
Exhibit G-2                                       Form of Letter of Credit
Exhibit H                                        Janitorial Specifications
                                                                 Page 1(A)

                             LEASE AGREEMENT


    THIS LEASE made as of this 29th day of January, 1997, between SPIEKER PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP (HEREINAFTER CALLED "LANDLORD") AND COINSTAR, INC., A DELAWARE CORPORATION (HEREINAFTER CALLED "TENANT").

OCCUPANCY  1. Landlord hereby leases to Tenant and Tenant hereby leases from
              Landlord those premises (hereinafter called "premises") outlined in red on Exhibit "B" attached hereto and made a part hereof, specified in the Basic Lease Information. The premises are located in that certain building commonly known as 1800 114th Ave. S.E., Bellevue, Washington ("the Building") and located within Bellefield Office Park ("the Office Park"). Tenant shall use and occupy the premises for general office purposes, computer software and hardware related research and development, limited servicing of Tenant's business equipment and storage of related materials and for no other use or purpose without the prior written consent of Landlord.

TERM AND   2. (a) The Term of this Lease shall be for the period specified in
POSSESSION    the Basic Lease Information (or until sooner terminated as herein provided). If Landlord, for any reason whatsoever, cannot deliver possession of the premises to Tenant at the commencement of the Term, this lease shall not be void or voidable, nor shall Landlord or its agent be liable to Tenant for any loss or damage resulting therefrom. In that event, however, Tenant shall not be liable for any rent until Landlord delivers possession of the premises to Tenant. If
              Landlord tenders possession of the premises to Tenant prior to the commencement of the term and Tenant chooses to accept such possession, then the Term and Tenant's obligations hereunder shall commence on the date that it accepts such possession.
              Any failure to deliver possession at the stated commencement of the term of this lease or delivery of possession prior to the stated commencement date shall not in any way affect the obligations of Tenant hereunder or the expiration date hereof.

              (b) Landlord agrees to complete the building now under construction substantially in accordance with the City of Bellevue permitted set of drawings by Lance Mueller & Associates dated 11/26/90 as revised 9/5/96 (the "Permitted Set of Plans") and in accordance with such design and/or other changes as may be made by Landlord before and/or during the construction of the Building, as determined by Landlord (and shall perform the "Building Standard Work" or "Building Nonstandard Work" in the premises as provided in the separate Improvement Agreement attached as Exhibit "C" and made a part hereof) with diligence, subject to events and delays due to Force Majeure (defined in Paragraph 37). SEE ADDENDUM.

              (c) The premises shall be deemed completed and possession delivered when Landlord has substantially completed the work to be constructed or installed pursuant to the provisions of the Improvement Agreement, subject only to the completion of items on Landlord's/TENANT'S punch list (and exclusive of the installation of all computer wiring, telephone and other communications facilities and equipment and other finish work or decorating work to be performed by or for Tenant). Tenant shall accept the premises upon notice from Landlord that the work to be constructed or installed by Landlord pursuant to the Improvement Agreement has been substantially completed and Tenant's obligation to pay rent hereunder shall commence on the earlier to occur of: (I) the date on which such work has been substantially completed, or (ii) the date on which Tenant takes possession of any or all of the premises. Landlord shall use its best efforts to advise Tenant of the anticipated date of completion at least five (5) days prior to such date, but the failure to give such notice shall not constitute a default by Landlord. At Landlord's request, Tenant will execute, acknowledge and deliver to Landlord a written statement specifying the commencement date and expiration date of the Term. SEE ADDENDUM.

RENT       3. (a) Tenant shall pay to Landlord throughout the term of this lease Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on the first day of each month during every year of the term hereby demised in lawful money of the United States, without deduction or offset whatsoever, to Landlord at the address specified in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in writing. If this lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the fractional month shall be prorated based on a thirty (30) day month. "Rent" means Base Rent and Tenant's Share of Operating Costs.

              (b) Tenant recognizes that late payment of any Rent or other sum due hereunder from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Rent or any other payment due hereunder from Tenant to Landlord remains unpaid ten (10) days after the amount is due, the amount of unpaid Rent or other payment shall be increased by a late charge to be paid to Landlord by Tenant as additional rent in an amount equal to five percent (5%) of the amount of the delinquent rent or other payment. The amount of the late charge to be paid to Landlord by Tenant on any unpaid Rent or other payment shall be reassessed and added to Tenant's obligation for each successive monthly period accruing after the date on which the late charge is initially imposed.
              Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray its loss and expense. The provisions of this paragraph in no way relieve Tenant of the obligations to pay Rent or other


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                 payments on or before the date on which they are due, nor do the terms of this paragraph in any way affect Landlord's remedies pursuant to Paragraph 19 of this lease if Rent or other payment is unpaid after the date due.

RESTRICTIONS 4.  Tenant shall not do or permit anything to be done in or
ON USE about the premises that will in any way obstruct or interfere with the rights of other tenants or occupants of the building or other buildings within the Office park or injure them, nor use or allow the premises to be used for any improper, immoral, OR unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the premises, nor permit any use of the premises which may be dangerous to persons or property. Tenant shall not do nor permit anything to be done on or about the premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Project or any of its contents or cause a cancellation of or otherwise affect in any manner any insurance on the Project. No retail sales shall be permitted upon the premises without the prior written consent of Landlord.

COMPLIANCE   5.  (a) Tenant shall not use the premises or permit anything to
WITH LAWS        be done in or about the premises that will in any way
                 conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the premises, excluding structural changes not related to or affected by alterations or improvements made by or for Tenant or Tenant's acts. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation, or requirement, shall be conclusive of such violation as between Landlord and Tenant.

                 (b) "Accessibility Law" means any local, state or federal law, regulation, ordinance, order or directive relating to access, use or enjoyment of the premises by, or employment there, of disabled persons, or to the removal of any tangible or intangible barrier or impediment to access, use or enjoyment of the premises by disabled persons, including but not limited to, the Americans with Disabilities Act.

                 (c) Notwithstanding anything in this Lease to the contrary, Tenant shall make no Tenant Alteration that violates any provision of any Accessibility Law. Tenant shall not adopt or otherwise allow to exist any policy or practice related to its use or occupancy of the premises or the conduct of its activities thereon that violates any Accessibility Law. Tenant shall adopt any economically feasible policy or practice relating to the conduct of its business at the premises that would cure any existing or future violation of any Accessibility Law relating to the premises. Tenant shall bear all cost and expense of performing its duties under this Paragraph 5. Tenant shall reimburse Landlord on demand for any cost or expense required to alter any portion of the Property to comply with any Disability Law as a result of any Tenant Alteration.

                 (d) Notwithstanding any contrary provision of this Lease, Landlord shall have no obligation to approve any Tenant Alteration if Landlord, in its reasonable sole discretion determines that the Tenant Alteration would obligate Landlord to make alterations of or additions to any part of the Property in order to comply with any Accessibility Law, unless Tenant agrees to make such alterations or additions at its cost in the manner provided for other Tenant Alterations and Tenant deposits with Landlord before undertaking the design or construction of such alterations a sum equal to Landlord's estimate of the total costs of designing and construction of such alterations.

                 (e) If any claim is asserted against Landlord under any Accessibility Law relating directly or indirectly to any violation by Tenant of any of the provisions of this Paragraph 5, Tenant shall defend, indemnify and hold harmless Landlord from and against any claims, charges, liabilities, obligations, penalties, damages, judgments, costs and expenses (including attorneys fees) arising directly or indirectly from such violation. Landlord has made no covenant, representation or warranty regarding the compliance or extent of noncompliance of any portion of the Project with any Accessibility Law and hereby disclaims any implied warranties with respect thereto, including any implied warranty of habitability or fitness for a particular purpose. No approval by Landlord of any plans or specifications for any Tenant Alterations, or failure to disapprove any such plans, specifications or Tenant Alterations shall constitute a representation or warranty by Landlord, whether express or implied, that such plans will comply with any Accessibility Law. SEE ADDENDUM.

ALTERATIONS  6.  Tenant shall not make or suffer to be made any alterations, additions, or improvements (an "Alteration") in, on, or to the premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed and Landlord's prior written consent shall not be required for shelving, whiteboards and bulletin boards, and similar items; and any such Alteration in, on or to said premises, except for Tenant's movable furniture and equipment, shall immediately become Landlord's property and, at the end of the term hereof, shall remain on the premises without compensation to Tenant. In the event Landlord consents to the making of any such Alteration by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in

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                                               Tenant    [illegible]
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                 accordance with plans and specifications approved by
                 Landlord, and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord. At the time Landlord gives its consent to the making of any such alterations, Landlord shall designate if said alterations are to be removed by Tenant upon the expiration or sooner termination of the Lease Term. Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense forthwith and with all due diligence remove any or all Alterations made by or for the account of Tenant, designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the premises to their original condition, normal wear and tear excepted.

REPAIR       7.  By taking possession of the premises, Tenant accepts the premises as being in the condition in which Landlord is obligated to deliver them (excepting completion of punch list items pursuant to Exhibit C and Paragraph 2 of this Lease) and otherwise in good order, condition and repair.
                 Tenant shall, at all times during the Term at Tenant's sole cost and expense, keep the premises and every part thereof in good order, condition and repair, reasonable wear and tear excepted. Tenant shall upon the expiration or sooner termination of the Term, surrender to Landlord the premises and all repairs, changes, alterations, additions, and improvements thereto, neat and clean and in the same condition as when received except for reasonable wear and tear as reasonably determined by Landlord. Tenant agrees that Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the premises or any part thereof except as specified in Exhibit "C", Exhibit C-1, OR Exhibit
                 C-2, and that no representations respecting the condition of the premises, the Building or the Project have been made by Landlord to Tenant, except as specifically set forth in this Lease.

LIENS        8.  Tenant shall keep the premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided in this Lease and by law, the right, but no obligation, to cause the same to be released by such means as it deems proper, including payment of the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand with interest at the rate payable of twelve percent (12%) per annum or four percent
                 (4%) above the prime rate of Seattle First National Bank, whichever is more (the "Default Rate"). Landlord shall have the right at all times to post and keep posted on the premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the premises, the Project, and any other party having an interest therein, from mechanics' and materialmen's liens.
                 Tenant shall give Landlord at least five (5) business days' notice before commencing any construction on the premises.

ASSIGNMENT   9.  (a) Tenant shall not sell, assign, encumber or otherwise
AND              transfer by operation of law or otherwise this Lease or any
SUBLETTING       interest herein, sublet the premises or any part thereof, or suffer any person to occupy or use the premises or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, as provided herein, nor shall Tenant permit any lien to be placed on the Tenant's interest by operation of law. A transfer by the present majority shareholders of ownership and control of the voting stock of a corporate tenant, or a transfer of a controlling interest in a partnership or proprietorship, as applicable, shall be deemed an assignment for the purposes of this paragraph.
                 Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant's notice), to assign this Lease or sublet the premises or any portion thereof for any part of the Term. Landlord shall have the right, to be exercised by giving written notice to Tenant ten (10) days after receipt of Tenant's notice and subject to the limitations in the Addendum, to terminate this Lease as to the portion of the premises described in Tenant's notice and such notice shall, if given, terminate this Lease with respect to the portion of the premises therein described as of the date stated in Tenant's notice and sums payable by Tenant under this Lease shall be prorated to that date. If Tenant proposes to sublet only a portion of the Premises and Landlord exercises its right to recapture that portion, the effective date of recapture by Landlord shall be the effective date of the proposed subletting, and on such date:

                          (i)   That portion shall not be a part of the
                                premises;

                          (ii) The Base Rent payable under this Lease shall be reduced by the per rentable square foot rental rate payable for such portion multiplied by the number of rentable square feet in such portion;

                          (iii) Tenant's Share of Operating Costs and Real
                                Estate Taxes shall be reduced proportionately;
                                and
                          (iv)
                                Landlord shall at its sole cost and expense do all that is necessary to separate the remainder of the Premises from the portion recaptured by Landlord.


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                 Said notice by Tenant shall state the name and address of the proposed assignee or subtenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed assignment or sublease with said notice. If Tenant's notice specifies all of the premises and Landlord elects to terminate this Lease, this Lease shall terminate on the date stated in Tenant's notice. If Landlord, upon receiving Tenant's notice with respect to any of the premises, shall not exercise its right to terminate, Landlord will not unreasonably withhold its consent to Tenant's subletting the premises specified in said notice. SEE ADDENDUM.

                 (b) Any assignment or subletting by Tenant shall not result in Tenant being released or discharged from any liability under this Lease. As a condition to Landlord's prior written consent as provided for in this paragraph, the subtenant or assignee shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions, and agreement of this Lease (except Rent in the case of a sublease), and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each assignment and sublease and the agreement to comply of the assignee or sublessee.

                 (c) Landlord's consent to any sale, assignment, encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations under this Lease or be deemed to be a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Paragraph 9 shall be void.

                 (d) The joint and several liability of Tenant named in this Lease and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement which modifies any of the rights or obligations of the parties under this Lease,
                 (b) stipulation that extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or
                 (d) failure to enforce any of the obligations set forth in this Lease.

                 (e) Without limiting any of the provisions of this Paragraph 9, if Tenant has entered into any sublease of any portion of the premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

INSURANCE    10. (a)  Landlord shall not be liable to Tenant and Tenant hereby
AND              waives all claims against Landlord for any injury or damage to
INDEMNIFICA-     any person or property in or about the premises by or from any
TION             cause whatsoever, other than Landlord's  negligence or willful acts or omissions, and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or any other portion of the premises, the Building, or the Office Park, or caused by gas, fire, oil, or electricity in or about the premises, the Building or the Project.

                 (b) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on, or about the premises or any part thereof,
                 (ii) occurring in, on, or about any facilities in the Office Park (including, without prejudice to the generality of the term "facilities", elevators, stairways, passageways, or hallways), the use of which Tenant may have in conjunction with other tenants of the Building or the Office Park, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees. Tenant further agrees to indemnify and hold harmless Landlord against and from any and all claims by or on behalf of any person, firm or corporation, arising from the conduct or management of any work or thing whatsoever done by the Tenant in or about or from transactions of the Tenant concerning the premises, and will further indemnify and hold Landlord harmless against and from any and all claims arising from any breach or default on the part of the Tenant in the performance of any covenant or agreement of this Lease on the part of the Tenant, or any of its agents, contractors, servants, employees, or licensees and all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. If any action or proceeding is brought against Landlord by reason of any claim or liability, Tenant agrees to defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 10 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

                 (c) The indemnification obligations contained in this Paragraph 10 shall not be limited by any worker's compensation, benefit or disability laws, and each indemnifying party hereby waives any immunity that said indemnifying party may have under the Industrial Insurance Act, Title 51 RCW and similar worker's compensation, benefit or disability laws. LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH OF THE INDEMNIFICATION PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKER'S COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.

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                 (d) Landlord shall not be liable for injury to Tenant's
                 business or loss of income or from damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its authorized representatives, or any other person in or about the premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the damage or injury resulting from conditions arising upon the premises or upon other portions of the Building or the Project unless such injury or damage is caused by the negligence or intentional acts of Landlord or its authorized representatives.

                 (e) Tenant agrees to purchase at its own expense and to keep in force during the term of this lease a policy or policies of worker's compensation and commercial general liability insurance, including personal injury and property damage, endorsed to state the insurance is primary over any insurance carried by Landlord, and to include coverage for premises/operations, independent contractors and contractual liability in the amount of TwoMillion Dollars ($2,000,000) combined single limit. The policies shall: (i) name
                 Landlord as an additional insured and insure Landlord's contingent liability under this Lease, (ii) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the State of Washington and (iii) provide that such insurance shall not be canceled unless thirty (30) days' prior written notice shall have been given to Landlord. The policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.

WAIVER OF    11. Landlord and Tenant hereby waive any right that each may have
SUBROGATION      against the other on account of any loss or damage arising in any manner which is covered by policies of insurance for fire and extended coverage, theft, public liability, workmen's compensation or other insurance now or hereafter existing during the term hereof, provided, however, the parties each shall first have their respective insurance companies waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be.

SERVICES AND 12. (a)  Landlord shall maintain the public and common areas of
UTILITIES        the Building and Project, including lobbies, stairs,
                 elevators, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, INCLUDING THE
                 ROOF, in reasonably good order and condition except for damage occasioned by the act of the Tenant, which damage shall be repaired by Landlord at Tenant's expense.

                 (b) Subject to the rules and regulations of the Project, Landlord agrees to furnish to the premises during ordinary business hours (approximately 7:00 a.m. through 6:00 p.m., Monday through Friday, holidays excepted) of generally recognized business days, to be determined by Landlord (but exclusive, in any event, of Saturdays, Sundays, and legal holidays), water and electricity suitable for the intended use of the premises, heat and air conditioning required in Landlord's reasonable judgment for the comfortable use and occupation of the premises, janitorial services (substantially in accordance with the janitorial specifications attached hereto as Exhibit H) during the times and in the manner that such services are, in Landlord's reasonable judgment, customarily furnished in comparable CLASS A office buildings in the immediate market area, and automatic elevator service and, subject to all other provisions of this LEASE, including, but not limited to interruption or failure as herein provided, water and electricity suitable for the intended use of the premises twenty-four (24) hours per day, seven (7) days per week. Landlord shall make heating and air conditioning available to Tenant's premises twenty four (24) hours per day, seven (7) days per week, for which Tenant shall be required to pay Landlord the actual cost, including utilities, supplies, maintenance and equipment, for after-hours use as determined by landlord and currently estimated to be $30.00 per hour, subject to future adjustment. Tenant agrees to keep and cause to be kept closed all window coverings when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating, and air-conditioning system. Wherever heat-generating machines, excess lighting or equipment are used in the premises (beyond the machines, lighting or equipment installed pursuant to Exhibit C) which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to install supplementary air-conditioning units in the premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall in no event be liable for any interruption or failure of utility services on the premises, including, but not limited to, Tenant's communication cables in the conduit between the Building and the Maplewood Building.

                 (c) Tenant will not without the written consent of Landlord use any apparatus or device in the premises, including without limitation, electronic data processing machines and machines using excess


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                 lighting or current that will in any way increase the amount of electricity or water usually furnished or supplied for use of the premises as general office space; nor connect with electric current, except through existing electrical outlets in the premises, or water pipes, or installed pursuant to the requirements of Exhibit C, any apparatus or device for the purposes of using electrical current or water. Tenant's reasonable ordinary use of personal computers, computer printers, facsimile machines and other office equipment does not constitute an excess use of electrical current as defined herein, provided use of such machines or equipment is otherwise in compliance with the provisions of this Lease, including this Lease Paragraph 12.(c). If Tenant shall require water or electric current or any other resource in excess of that usually furnished or supplied for use of the premises as general office space, Tenant shall first procure the consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the premises to measure the amount of water, electric current or other resource consumed for any such other use. The cost of any such meters and of installation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or other resource consumed, as shown by said meters, at the rate charged by the local public utility, furnishing the same, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any utilities or services when the failure or delay is caused by Force Majeure or by the making of repairs or improvements to the premises or the Building, or (iii) the limitation, curtailment, rationing, or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption. provided that Tenant otherwise complies with the provisions of this Lease, including, but not limited to, the provisions of Exhibit C, Tenant may use and contract with any telephone company in arranging for telephone and telecommunication service to the premises, at Tenant's sole cost and expense.

                 (d) Any sums payable under this Paragraph 12 shall be considered additional rent and may be added to any installment of rent thereafter becoming due.

ESTOPPEL     13. (a) Within ten (10) business days following any written
CERTIFICATE      request which Landlord may make from time to time, Tenant
                 shall execute and deliver to Landlord a certificate substantially in the form attached as Exhibit "D" and made a part hereof, indicating thereon any exceptions which may exist at that time. If Tenant fails to execute and deliver such certificate when due, Tenant shall be deemed to have accepted the premises and acknowledged that the statements included in Exhibit "D" are true and correct without exception . Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Property or any interest therein.

                 (b) Within ten (10) days following any written request from Landlord, Tenant shall furnish current financial statements to Landlord, provided Landlord signs a confidentiality agreement reasonably satisfactory to both Tenant and Landlord.

HOLDING OVER 14. (a) Any holding over after the expiration of the term of this
                 Lease with the written consent of Landlord shall be a tenancy from month to month. The terms, covenants and conditions of such tenancy shall be the same except that Basic Rent shall be the then fair market value of the premises as determined by Landlord, but in no event less than one hundred fifty percent (150%) of the monthly Base Rent for the last period prior to the expiration, plus Tenant's Share of increased Operating Costs. Acceptance by Landlord of rent after such expiration shall not result in any other tenancy or any renewal of the term of this Lease, and the provisions of this paragraph are in addition to and do not affect Landlord's right of re-entry or other rights provided under this Lease or by applicable law.

                 (b) If Tenant retains possession of the premises or any part thereof without Landlord's consent following the expiration or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord double the Basic Rent for the last period prior to the date of such expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this paragraph shall waive Landlord's right of re-entry or any other right. Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any rent from Tenant while Tenant is holding over without Landlord's written consent.

SUBORDINA-   15. Without the necessity of any additional document being
TION executed by Tenant for the purpose of effecting a subordination, this lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and
                 (b) the lien of any mortgage or deed of trust which may now

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                 exist or hereafter be executed in any amount for which said
                 Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this lease with respect to any such ground leases or underlying leases or the lien of any mortgage or deed of trust. Landlord represents that, on the date of this Lease, there is no Building specific ground lease, mortgage or deed of trust covering the Building and the Premises. Provided Tenant is not in default herein and upon Tenant's request and Tenant's agreement to pay any reasonable fees incurred by Landlord, Landlord shall use reasonable efforts to obtain a commercially reasonable non-disturbance agreement from any future lender or ground lessor providing that Tenant shall not be disturbed by any foreclosure or termination of ground LEASE SO LONG AS Tenant is not in default of this Lease.

RULES AND    16. Tenant shall faithfully observe and comply with the rules and
REGULATIONS      regulations attached to this Lease as Exhibit A and all
                 reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Project of the rules and regulations; however, Landlord shall use reasonable efforts to enforce such rules and regulations equitably against all Tenants.

RE-ENTRY BY  17. Landlord reserves and shall at all times have the right to
LANDLORD re-enter the premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, and upon reasonable notice to Tenant, except in the case of an emergency, in which event no notice shall be required, to show the premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve or repair the premises and any portion of the building of which the premises are a part, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduit, and other necessary structures in and through the premises where reasonably required by the character of the work to be performed, provided that entrance to the premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the premises, and any other loss occasioned thereby; provided, however, that the foregoing Waiver shall not apply to any act of negligence or willful misconduct by Landlord, its agents or employees. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the premises, excluding Tenant's vaults and safes, or special security areas (designated by Tenant in advance), and Landlord shall have the right to use whatever means Landlord may deem necessary or proper to open Tenant's doors in an emergency, in order to obtain entry to any portion of the premises, and any entry to the premises, or portions thereof obtained by Landlord by any means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the premises, or an eviction, actual or constructive, of Tenant from the premises or any portions thereof. If required by law, statute, ordinance, rule, regulation or requirement of any governmental or quasi-governmental body or by any board of fire underwriters or similar body, or as otherwise provided in this Lease, including, but not limited to, during the initial design and construction of the Building, Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances, passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Project is commonly known.

INSOLVENCY   18. TO THE EXTENT ALLOWED BY LAW: (a)   If Tenant becomes a Debtor
OR               under Chapter 7 of the Bankruptcy Code ("Code") or a petition
BANKRUPTCY       for reorganization or adjustment of debts is filed concerning
                 Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 of the Code and is transferred to Chapters 11 or 13 of the Code, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:

                      (i) Cured all defaults under the Lease and paid all sums due and owing under the Lease or provided Landlord with "Adequate Assurance" (as defined below) that: (i) within ten (10) days from the date of such assumption, the Trustee or Tenant will completely pay all sums due and owing under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default or breach of this Lease, including without limitation, Landlord's reasonable costs, expenses, accrued interest, and attorneys' fees incurred as a result of the default or breach; (ii) within twenty (20) days from the date of such assumption, the Trustee or Tenant will cure all non-monetary defaults and breaches under this Lease, or, if the nature of such non-monetary defaults is such that more than twenty (20) days are reasonably required for such cure, that the Trustee or Tenant will commence to cure such non-monetary defaults within twenty (20) days and thereafter diligently prosecute such cure to completion; and (iii) the assumption will be subject to all of the provisions of this Lease.

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                      (ii) For purposes of this Paragraph, Landlord and Tenant
                      acknowledge that, in the context of a bankruptcy proceeding involving Tenant, at a minimum, "Adequate Assurance" shall mean: (i) the Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease; (ii) the Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in or on property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults and breaches under this Lease within the time periods set forth above; and (iii) the Trustee or Tenant, at the very minimum, shall deposit a sum equal to two (2) months' Basic Rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant's future performance under the Lease.

                 (b) If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Paragraph for the purpose of assigning Tenant's interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee has complied with all of the terms, covenants and conditions of this Lease, including, without limitation, those with respect to additional rent. Landlord and Tenant acknowledge that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.

                 (c) Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-In-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows: (i) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court;
                 (ii) to pay all monetary obligations required under this Lease, including without limitation, the payment of Basic Rent, Tenant's Share of the increase in Operating Costs and any other sums payable by Tenant to Landlord under this Lease which is considered reasonable compensation for the use and occupancy of the Premises; (iii) provide Landlord a minimum of thirty (30) days prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Premises, which abandonment shall be deemed a rejection of this Lease; and (iv) to perform to the benefit of Landlord as otherwise required under the Code. The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.

DEFAULT      19. The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant. Tenant shall have ten (10) days grace period within which to cure any default in the payment of rental or adjustments thereto, and Landlord shall not be required to give any notice to Tenant of any such default more than five (5) times during the Lease Term before exercising any remedies available to Landlord. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any default under this Lease other than a default in the payment of rental or adjustments thereto; provided, however, that with respect to any default which cannot reasonably be cured within ten (10) days, Tenant shall have additional time necessary to cure the default so long as Tenant commences to cure within ten (10) days from Landlord's notice, and continues diligently to prosecute the cure to completion. Upon a default under this Lease by Tenant, and failure to cure the default by Tenant within the permissible time period, if any, Landlord shall have the following rights and remedies in addition to, or as an alternative to, any other rights or remedies available to Landlord at law or in equity:

                 (a) The Lease may be terminated at the option of Landlord by notice in writing to Tenant. The Lease will be deemed terminated as of the date specified in Landlord's notice and Tenant shall have no further rights or obligations under the Lease except as provided in this Paragraph 19 which shall survive termination of the Lease.

                 (b) Unless the Lease is terminated as provided in subparagraph
                 (a), the Lease will continue in full force and effect, except Tenant's right to possession of the premises may be terminated at any time, at the option of Landlord, by notice in writing to Tenant. Tenant's right to possession of the premises will be deemed terminated as of the date specified in Landlord's notice, and Landlord, as attorney-in-fact for Tenant, may from time to time, but shall not be obligated to, sublet the premises or any part thereof for such term or terms and at such rent and such other terms as Landlord in its sole discretion deems advisable, with the right to make alterations and repairs to the premises. Upon each subletting, at the option of Landlord, (i) either Tenant shall be immediately liable to pay to Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting exceeds the amount to be paid as rent for the premises for such period, or (ii) Landlord shall apply rents received from such subletting first, to payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of subletting and of any alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall

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                 be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If, under option (i), the rent shall not be promptly paid to Landlord by the subtenant(s), or if, under option (ii), the rentals received from the subletting during any month are less than all amounts owed for that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the premises by Landlord, , shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant as provided in subparagraph
                 (a). Notwithstanding any action taken by Landlord under this subparagraph, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

                 (c) Upon termination of the Lease as provided in subparagraph
                 (a), or upon termination of Tenant's right to possession of the premises, as provided in subparagraph (b), Landlord may reenter and take possession of the premises, and may remove any persons or property by any lawful means and without liability for damages. Any of Tenant's property remaining on the premises, including, without limitation, equipment, inventory, furnishings and trade fixtures, shall be deemed to have been abandoned by Tenant and shall be and become the property of Landlord; provided, however, that Landlord may, in its sole discretion, reject the property and elect instead to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and further may, but shall not be obligated to, sell such property and apply the proceeds therefrom in accordance with applicable law.

                 (d) If the Lease is terminated as provided in subparagraph
                 (a), Landlord shall be entitled to recover immediately, without waiting until the due date of any future Rent or until the date fixed for expiration of the Lease Term, the following amounts as damages:

                      (1) All past-due rent and other amounts owing by Tenant to Landlord pursuant to the terms of this Lease as of the date of termination of the Lease.

                      (2) All costs associated with Tenant's default, whether or not suit was commenced, including, without limitation, costs of reentry and reletting, costs of clean-up, refurbishing, removal of Tenant's property and fixtures, other expenses occasioned by Tenant's failure to quit the premises upon termination and to leave them in the required condition, any remodeling costs, attorneys' fees and costs, court costs, broker commissions, and advertising costs.

                      (3) The loss of reasonable rental value from the date of termination of the Lease until a new tenant has been, or with the exercise of reasonable efforts could have been, secured.

                      (4) Any excess of the value of the rent and all of Tenant's other obligations under this Lease, as if the Lease has not been terminated, over the reasonable expected return from the premises for the period commencing on the earlier of the date of trial or the date the premises are relet and continuing through the end of the term. The present value of future amounts will be computed using a discount rate equal to the lowest prime interest rate publicly announced by a major Washington bank on short-term commercial loans for its most credit-worthy customers, in effect on the earlier of the date of trial or the date the premises are relet.

                 (e) Landlord may, in its sole discretion, sue periodically to recover damages during the period corresponding with the remainder of the Lease term, whether or not the Lease has been terminated, and no action for damages shall bar a later action for damages subsequently accruing.

                 (f) Landlord may elect to call the entire amount of rental for the balance of the term, or what would have been the balance of the term if the Lease had not been terminated as provided in subparagraph(a), immediately due and payable, which rent shall be paid, subject to mitigation if required by law, by Tenant to Landlord as liquidated damages.

DAMAGE BY    20. If the premises or the Building are damaged by fire or other
FIRE,            casualty, Landlord shall forthwith repair the same, provided
ETC.             such repairs can be made within two hundred ten (210) days from the date of such damage under the laws and regulations of the federal, state, and local government authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of rent while such repairs to be made hereunder by Landlord are being made. The rent reduction shall be based on the extent to which making repairs by Landlord interferes with the business carried on by Tenant on the premises. Within twenty (20) days from the date of such damage, Landlord shall notify Tenant whether or not repairs can be made within two hundred ten (210) days from the date of damage and Landlord's determination thereof shall be binding on Tenant. If repairs cannot be made within two hundred ten
                 (210) days from the date of damage, Landlord shall have the option within thirty (30) days of the date of damage either to: (a) notify Tenant of Landlord's intention to repair the damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the rent shall be reduced as provided above or (b) notify Tenant of Landlord's intention to terminate this Lease as of a date specified in the notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the notice is given. If Landlord notifies Tenant that repairs cannot be made within two hundred ten (210) days

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                 from the date of damage, and the damage occurs during the last year of the Lease Term or extension hereof, Tenant may terminate this Lease by notice to Landlord as of a date specified in the notice which date shall not be less than thirty (30) days nor more than sixty (60) days after the notice is given to Landlord. In the event that notice to terminate is given , this Lease shall terminate on the date specified in the notice and the rent shall be reduced by a proportionate amount based upon the extent to which the damage interfered with the business carried on by Tenant in the premises, and the Tenant shall pay such reduced rent up to the date of termination. Landlord shall refund to Tenant any rent previously paid for any period of time subsequent to the date of termination. The repairs to be made by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any repair or replacement of any alterations, additions, fixtures or improvements installed on the premises by or at the expense of Tenant, all of which shall be promptly repaired and restored by Tenant at its expense.

EMINENT      21. If any part of the Project shall be taken or appropriated
DOMAIN under the power of eminent domain or conveyed in lieu thereof affecting the Building or the premises or parking ratios or parking configuration or access to the project, the Building, the premises or parking areas, Landlord shall have the right to terminate this lease at its sole option. In such event Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any and all income, rent, award or any interest thereon which may be paid or owed in connection with the exercise of such power of eminent domain or conveyance in lieu thereof, and Tenant shall have no claim against Landlord or against the agency exercising such power or receiving such conveyance, for any part of such sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this lease. If a part of the Project shall be so taken or appropriated or conveyed and Landlord shall elect not to terminate this Lease, Landlord shall nonetheless receive (and Tenant shall assign to Landlord upon demand from Landlord) any and all income, rent, award or any interest thereon paid or owed in connection with such taking, appropriation or conveyance and if the premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the premises continuing under this lease at Landlord's cost and expense provided that such restoration can be made, in Landlord's sole opinion, within 360 days of the time the property so taken is appropriated or conveyed. If restoration cannot be made, in Landlord's sole opinion, within three hundred sixty (360) days from the time of taking, Landlord shall notify Tenant within sixty (60) days of such taking and Tenant shall have the right to cancel this lease by giving Landlord written notice of its intention to cancel within thirty (30) days of the date of Landlord's notice. If Tenant elects not to cancel this lease, it shall remain in full force and effect except that Tenant shall be entitled to an appropriate reduction in rent while restoration is being made by Landlord. Such proportionate reduction shall be based upon the extent to which the restoration being made by Landlord interferes with the business carried on by Tenant in the demised premises. Landlord will not be required to repair or restore any injury or damage to the property of Tenant or make any repairs or restoration to any alterations, additions, fixtures or improvements installed in the premises by or at the expense of Tenant. Notwithstanding anything to the contrary contained in this paragraph, if the temporary use or occupancy of any part of the premises is taken or appropriated under power of eminent domain during the term of this Lease, this Lease shall be and remain unaffected by the taking or appropriation and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease; in the event of any temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the premises and the use and occupancy of the premises after the end of the term of this Lease. SEE ADDENDUM.

SALE BY      22. A sale or conveyance by Landlord of the Project shall operate
LANDLORD to release Landlord from any future liability under this Lease, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee.

RIGHT OF     23. All covenants and agreements to be performed by Tenant under
LANDLORD TO      any of the terms of this Lease shall be performed by Tenant at
PERFORM          Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money, other than Basic Rent or Tenant's Share of Operating Costs, required to be paid by it under this Lease or fails to perform any other act on its part to be performed under this Lease, and the failure continues for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make the payment or perform the act on Tenant's part to be made or performed. Tenant shall pay to Landlord on demand all sums so paid by Landlord and all necessary incidental costs together with interest thereon at the Default
                 Rate from the date of payment by Landlord.

SURRENDER OF 24.
PREMISES

                 (b) At the end of the term or other sooner termination of this Lease, or upon termination of Tenant's right to possession, Tenant will peaceably deliver up to Landlord possession of the premises, together with all improvements or additions upon or belonging to same, by whomsoever made, in the same condition as received or first installed, normal wear and tear, damage by fire, earthquake, or the

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                 elements alone excepted.  Tenant shall, prior to the
                 termination of this lease or termination of Tenant's right to possession, remove all movable furniture and equipment belonging to Tenant, at Tenant's sole cost, title to which shall be in Tenant until such termination, repairing any damage caused by removal. Property not so removed upon the termination of this lease or upon termination of Tenant's right to possession shall be deemed abandoned by Tenant, and title to the same at Landlord's election shall thereupon pass to Landlord. Unless otherwise agreed to in writing by Landlord, PURSUANT TO THE PROVISIONS OF PARAGRAPH 6 OF THIS LEASE, Tenant shall remove, at Tenant's sole cost, any or all permanent improvements or additions to the premises installed by or at the expense of Tenant and repair any damage resulting from such removal.

                 (c) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

WAIVER       25. If either Landlord or Tenant waives the performance of any provision of this Lease, such waiver shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any provision of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such rent. Failure by Landlord to enforce any provision of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any provision of this Lease may only be made by a written document signed by Landlord.

NOTICES      26. All notices and demands which may be or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the address of Tenant specified in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord. All notices and demands by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at the address specified in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a notice to Tenant. All notices and demands shall be deemed given on the date personally delivered to the address designated above or THREE (3) DAYS AFTER the date mailed as provided above.

RENTAL       27. (a)  Definition.  The terms used in this Paragraph 27 shall
ADJUSTMENTS      have the following meanings:

                      (1) "Operating Costs" means all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Project and Landlord's personal property used in connection with the Project and supporting facilities of the Project, and such additional facilities now and in subsequent years as may be reasonably determined by Landlord to be necessary to the Project, including, but not limited to, the following:

                           (i) All wages, salaries and related expenses and benefits of all on-site and off-site employees engaged directly in the operation, management, maintenance, engineering and security of the Project, and the costs and rental value of an office in Project; provided, however, that Operating Costs shall not include leasing commissions paid to any real estate broker, salesperson or agent.

                           (ii) Supplies, materials, tools and rental of equipment used in the operation, management and maintenance of the Project.

                           (iii) Utilities, including water and power, gas, sewer, heating, lighting, air conditioning and ventilating and the cost of electrical surveys of the Project.

                           (iv) All maintenance, janitorial and service agreements for the Project and the equipment therein, including without limitation, alarm services, garbage and waste disposal, security service, water treatment, vermin extermination, facade maintenance, roof maintenance, landscaping, window cleaning and elevator maintenance.

                           (v) A management cost recovery equal to four percent (4%) of Gross Rent derived from the Project.

                           (vi) Legal expenses, accounting expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Basic Operating Cost shall not include the cost of ANY PROJECT SALE OR FINANCING TRANSACTION, negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

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                           (vii) All insurance premiums and costs, including
                           but not limited to, the premiums and cost of fire, casualty, flood and liability coverage and rental abatement and earthquake insurance (if Landlord elects to provide such coverage) applicable to the Project and Landlord's personal property used in connection therewith, and any deductible payments incurred by reason of loss.

                           (viii) Repairs, replacements and general maintenance (excluding capital improvements not included in Lease Paragraph 27.(a)(xi) and repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and the alterations attributable solely to tenants of the Project other than Tenant).

                           (ix) All maintenance costs relating to public and service areas of the Project, including (but without limitation) sidewalks, landscaping, service areas, mechanical rooms and building exteriors.

                           (x) All Real Property Taxes. The real property taxes for the base year shall be adjusted, if necessary, to reflect a fully assessed value for the Building.

                           (xi)  Amortization (together with reasonable
                           financing charges) of capital improvements made to the Project subsequent to the Term Commencement Date which will improve the operating efficiency, AS demonstrated by reduced operating costs of at least a like amount, of the Project or which may be required to comply with laws, ordinances, rules or regulations promulgated, adopted or enforced after completion of the initial construction of the Project and improvement of the premises pursuant to the Office Lease Improvement Agreement.

                           (xii) All costs of contesting any law applicable to the Project or the amount of any taxes or assessments affecting the Project.

                      Notwithstanding anything to the contrary herein contained, Operating Costs shall not include (aa) the initial construction cost of the Office Park;
                      (bb) depreciation on the initial construction of the Project; (cc) the cost of providing Tenant Improvements to Tenant or any other tenant; (dd) debt service (including, but without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to the Building, Project or Property other than debt service and financing charges imposed pursuant to paragraph 27(a)(1)(xi) above; and (ee) the cost of special services, goods or materials provided to any tenant. If the Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the Project had been ninety-five percent (95%) occupied; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Costs from all of the tenants in the Project including Tenant. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Operating Costs shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. SEE ADDENDUM.

                      (2) "Real Property Taxes" means any form of tax, assessment, general assessment, special assessment, lien, levy, bond obligation, license fee, license tax, tax or excise on rent, or any other levy, charge or expense, together with any statutory interest thereon, (individually and collectively, the "Impositions"), now or hereafter imposed or required by any authority having the direct or indirect power to tax, including any federal, state, county or city government or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, (individually and collectively, the "Governmental Agencies") on any interest of Landlord or Tenant or both (including any legal or equitable interest of Landlord or its mortgagee, if any) in the Building, Office Park or the Property, including without limitation:

                           (i) any Impositions upon, allocable to or measured by the area of the Premises or the Project, or the rental payable hereunder, including without limitation, any gross income tax or excise tax levied by any Governmental Agencies with respect to the receipt of such rental; or

                           (ii) any Impositions upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair or use or occupancy by Tenant of the premises or any portion thereof; or

                           (iii) any Impositions upon this Lease or this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the premises; or

                           (iv) any Impositions by Governmental Agencies (whether or not such impositions constitute tax receipts) in substitution, partially or totally, of any impositions now or

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                           previously included within the definition of real
                           property taxes, including those calculated to increase tax increments to Governmental Agencies and to pay for such services as fire protection, water drainage, street, sidewalk and road maintenance, refuse removal or other governmental services formerly provided without charge to property owners or occupants; or

                           (v)   any and all costs, including without
                           limitation, the fees of attorneys, tax consultants and experts, incurred by Landlord should Landlord elect to negotiate or contest the amount of such real property taxes in formal or informal proceedings before the Governmental Agency imposing such real property taxes;

                      provided, however, that Real Property Taxes shall in no event include Landlord's general income, inheritance, estate, gift or franchise taxes.

                      (3) "Estimated Operating Costs" for any Fiscal Year shall mean Landlord's estimate of the Operating Costs for such Fiscal Year. Landlord shall have the right from time to time to revise its Fiscal Year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner.

                 (b) Payment of Estimated Basic Operating Cost. During the last month of each Fiscal Year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Costs for the ensuing Fiscal Year. The Fiscal Year is specified in the Basic Lease Information. Commencing in the second Lease Year (I.E., ON the first anniversary of the Lease Commencement Date), Tenant shall pay to Landlord, as additional rent, monthly, in advance, on the first day of each month during the Term, an amount equal to one-twelfth (1/12th) of Tenant's Share of the increase in the Operating Costs of the Property for each Fiscal Year during the Term over the Operating Costs for the Base Year, which amount is exclusive of any sales, franchise, business or occupation or other tax based on rents and should such taxes apply during the Term.

                 (c) Proration. Tenant's Share of the increase in Operating Costs shall be prorated on the basis of a 360-day year to account for any fractional portion of a year included in the Term at its commencement and expiration. If at any time during the course of a Fiscal Year, Landlord determines that Basic Operating Cost will apparently vary from the then Estimated Operating Costs by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Costs for the balance of the Fiscal Year and Tenant shall pay Tenant's Share of the Estimated Operating Costs as so revised for the balance of the then current Fiscal Year on the first day of each calendar month thereafter, as additional rent.

                 (d) Computation of Operating Costs Adjustment. Within one hundred twenty (120) days after the end of each Fiscal Year or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Operating Costs for the Fiscal Year just ended, accompanied by a computation of Tenant's share of increased Operating Costs. If the statement shows that Tenant's payment based upon Estimated Operating Costs is less than Tenant's Share of Operating Costs, then Tenant shall pay as additional rent the difference within twenty (20) days after receipt of the statement. If the statement shows that Tenant's payment of Estimated Operating Costs exceeded Tenant's Share of Operating Costs, then (provided that Tenant is not in default under this Lease) Tenant shall receive a credit for the amount of the overpayment against Tenant's obligation for payment of Tenant's Share of Estimated Operating Costs next becoming due hereunder. If this Lease has been terminated or the Term has expired before the date of the statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement.

                 (e) Tenant Audit. Tenant shall have the right, at Tenant's expense, and upon not less than seven (7) days prior written notice to Landlord, to review at reasonable times Landlord's books and records for any fiscal year, a portion of which falls within the Term, for purposes of verifying Landlord's calculation of Basic Operating Cost and Basic Operating Cost Adjustment. If Tenant disputes the amount set forth in any statement provided by Landlord under Paragraph 27(c) above, Tenant shall have the right not later than forty (40) days following the receipt of such statement, and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to such Fiscal Year to be audited by certified public accountants selected by Tenant subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of the audit. If the audit discloses a liability for a refund or credit by Landlord to Tenant in excess of ten percent (10%) of Tenant's Share of Operating Costs Adjustment previously reported, the cost of the audit shall be borne by Landlord. Otherwise the cost of the audit shall be paid by Tenant. If Tenant does not request an audit in accordance with the provisions of this Paragraph 27(e) within forty (40) days of receipt of Landlord's statement provided pursuant to Paragraph 27(d), Landlord's statement shall be final and binding for all purposes.

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TAXES        28. Tenant shall pay before delinquency any and all taxes levied
PAYABLE          or assessed and which become payable by Landlord (or Tenant)
BY TENANT        during the term of this Lease (excluding, however, FRANCHISE, state and federal personal or corporate income taxes measured by the income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (a) the gross or net rent payable under this Lease, including, without limitation, any gross receipts tax
                 (TO THE EXTENT THIS TAX REPLACES OR SUPPLEMENTS PROPERTY
                 TAXES) levied by any taxing authority, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental hereunder; (b) the value of Tenant's equipment, furniture, fixtures or other personal property located in the premises; (c) the possession, Lease, operation, management, maintenance, alteration, repair, use of occupancy by Tenant of the premises or any portion thereof;
                 (d) the value of any leasehold improvements, alterations or additions made in or to the premises, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord; or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the premises. In the event that it shall not be lawful for Tenant to so reimburse Landlord, the rent payable to Landlord under this Lease shall be revised to net Landlord the same net rent after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax. All taxes payable by Tenant under this Paragraph 28 shall be deemed to be, and shall be paid as, additional rent.

ABANDON      29. Tenant shall not abandon (I.E. VACATE THE PREMISES WITH NO
MENT INTENT TO RE-OCCUPY WITHIN A REASONABLE PERIOD OF TIME NOT TO EXCEED ONE HUNDRED EIGHTY (180) DAYS) the Premises at any time during the term, and any such abandonment shall be a breach of this Lease. If Tenant shall abandon, or surrender said Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall pass to Landlord, except such property as may be mortgaged to Landlord.

SUCCESSORS   30. Subject to the provisions of Paragraph 9 hereof, the terms,
AND              covenants and conditions contained herein shall be binding
ASSIGNS          upon and inure to the benefit of the heirs, successors,
                 executors, administrators and assigns of the parties hereto.

ATTORNEYS'   31. If this Lease is referred to an attorney for enforcement of
FEES its terms or provisions or if any action must be taken to enforce any term, covenant or condition of this Lease, the prevailing party shall be entitled to payment by the other party of all reasonable costs incurred in connection with such enforcement, whether or not litigation is commenced, including, without limitation, reasonable attorneys' fees and costs.

SECURITY     32. (a)  By execution of this Lease, Landlord acknowledges receipt
DEPOSIT of Tenant's security deposit for the faithful performance of all terms, covenants and conditions of this Lease. The sum of the security deposit is specified in the Basic Lease Information. Tenant agrees that Landlord may apply the security deposit to remedy any failure by Tenant to repair or maintain the premises or to perform any other provisions of this Lease. If Tenant has kept and performed all terms, covenants and conditions of this Lease during the Term, Landlord will promptly return the security deposit to Tenant or the last permitted assignee of Tenant's interest hereunder within thirty (30) days after the expiration of the Lease Term. Should Landlord use any portion of the security deposit to cure any default by Tenant, Tenant shall promptly replenish the security deposit to its original amount. Landlord shall not be required to keep any security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit.

                 (b) No mortgagee, mortgagee in possession, or successor in title to the property, shall be accountable for any security deposit required by the Landlord under this Lease, unless the deposit has actually been received by such mortgagee or successor as security for the Tenant's performance of this lease. SEE ADDENDUM.

SUBSTITUTION
SPACE

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CORPORATE    34. If Tenant is a corporation, each of the persons executing this
AUTHORITY        Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Washington, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so. Upon
                 Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties

LEASE NOT    35. Submission of this instrument for examination or signature by
AN OFFER Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

BROKERAGE    36. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction, and/or that no broker, agent or other person brought about this transaction other than Colliers Macaulay Nicolls International, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Article shall survive the termination of this Lease.

FORCE        37. Except for the payment of rent, whenever a period of time is
MAJEURE prescribed for action to be taken by either party EITHER PARTY shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, Acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of SUCH PARTY ("Force Majeure").

CERTAIN      38. Landlord shall have the following rights, exercisable without
RIGHTS           notice (except Landlord shall use best efforts to notify
RESERVED BY      Tenant in the event Landlord shall require access to Tenant's
LANDLORD         premises after normal business hours, except in the case of an emergency, in which case no notice shall be required) and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent:

                 (a) To decorate, expand and make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building and Project, or any part thereof, and for such purposes to enter upon the leased premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment to other parts of the Building above the ceiling surfaces, below the floor surfaces or within the walls, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the leased premises are reasonably accessible.

                 (b) To have and retain a paramount title to the premises free and clear of any act of Tenant purporting to burden or encumber them.

                 (c) To make changes to common areas including, without limitation, changes as otherwise provided in this Lease or as may be required by any governmental or quasi-governmental law, statute, ordinance, rule, regulation or requirement or by any board of fire underwriters or other similar body or, without limitation, changes related to site conditions, building structure, safety, fire protection, security, or evacuation procedures reasonably determined by Landlord, in the location, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, or, without limitation, to make changes in ingress, egress and direction of traffic, landscaping and walkways, to close any common areas temporarily so long as reasonable access to the Premises remains available, and to use the common areas as a staging area.

                 (d) To change the name by which the Building or Project is designated.

                                               Please initial

                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                 (e) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building or Project, provided the exclusive right does not operate to exclude Tenant from the use expressly permitted under this Lease.

                 (f) To prohibit the placing of vending or dispensing machines of any kind in or about the premises without the prior written permission of Landlord, except as contemplated in Exhibit C, C-1, OR C-2 of this Lease.

                 (g) To have access for Landlord and other tenants of the Building to any mail chutes located on the leased premises according to the rules of the United States Postal Service.

                 (h) To take all reasonable measures as Landlord may deem advisable for the security of the Building or Project and its occupants, including without limitation, the search of all persons entering or leaving the Building, access to the premises for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building or Project, and the closing of the Building or Project after normal business hours and on Saturdays, Sundays and holidays, subject, however, to Tenant's right to admittance when the Building or Project is closed after normal business hours under such reasonable regulations as Landlord may prescribe form time to time which may include by way of example but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

PERSONAL     39. Landlord may sell or otherwise transfer all or part of its
LIABILITY        interest in the premises and if the proposed purchaser or
                 transferee shall assume Landlord's obligations under this Lease for so long as it retains an interest in the premises, then Landlord shall be relieved of any obligation under this Lease accruing after the date of transfer. If any security deposit or prepaid rent has been paid by Tenant and Landlord shall transfer such security deposit or prepaid rent to Landlord's successor, then Landlord shall be discharged from any further liability with respect to such security deposit or prepaid rent. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection with this Lease or any other matter relating to the premises, shall be limited to the interest of Landlord in the BUILDING and Landlord shall not be liable personally for any deficiency. Tenant agrees to look solely to Landlord's interest in the BUILDING for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon.
                 In furtherance of the foregoing limitation: (a) no general or limited partner of Landlord shall be sued or named as a party in any action or suit (except as may be necessary to secure jurisdiction of the partnership); (b) no service of process shall be made against any general or limited partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); (c) no general or limited partner of Landlord shall be required to answer or otherwise plead to any service of process; (d) no adjustment will be taken against any general or limited partner of Landlord; (e) any judgment taken against any general or limited partner of Landlord may be vacated or set aside at any time NUNC PRO TUNC; (f) no writ of execution will ever be levied against the assets of any general or limited partner of Landlord; and (g) these covenants are enforceable both by Landlord and also by any partner of Landlord. In addition, Landlord shall not be liable to Tenant or anyone claiming by or through Tenant for lost profits or consequential damages incurred due to a breach of this Lease by Landlord or due to Landlord's acts or omissions.

MISCELLAN-   40. ADDITIONAL DEFINITIONS.
EOUS
                 (a) The term "premises" wherever it appears herein includes and shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereinafter comprising or built in the space hereby demised. The term "Landlord" includes the Landlord, its successors, and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

                 (b) Time is of the essence of this lease and all its provisions. This Lease shall in all respects be governed by the laws of the State of Washington. Captions are for convenience of reference only and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. This Lease, together with its exhibits, contains all the agreements of the parties and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those expressly set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument signed by the parties.

                 (c) If for any reason any provision of this Lease shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

                 (d) The waiver by Landlord of any term or provision of this Lease shall not be deemed a waiver of the same term or provision or any subsequent breach thereof or of any other term or provision of this Lease.

                                               Please initial

                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                 (e) If, in connection with obtaining construction, interim or permanent financing for the Property, the lender shall request modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligation of Tenant under this Lease or affect the leasehold interest created or Tenant's rights under this Lease.

                 (f) Neither Tenant nor Landlord shall record this Lease without the written consent of the other party, such consent not to be unreasonably withheld.

                 (g) No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent or any other sum due Landlord under this Lease shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction or a modification of Tenant's obligations under this Lease, or a limitation on Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

                 (h) If Tenant requests Landlord's consent or approval and Landlord fails or refuses to give such consent or approval, Tenant shall not be entitled to any damages for any withholding or delay by Landlord of its consent or approval if Landlord is entitled to withhold such consent or approval in its sole discretion or if such consent or approval is not to be unreasonably withheld or delayed by Landlord and in its good faith judgment Landlord determines that it is required under any document evidencing or securing financing of the Property and the lender withholds its consent or approval. In any instance where the consent or approval of the lender is required, Landlord shall not be required to expend money or make any concession to the lender to induce its consent or approval.

                 (i) Landlord shall retain all lien rights available pursuant to Washington State law affecting all goods, inventory, equipment, fixtures and other personal property, which are or may be put on the Premises, to secure the payment of the rent and additional rent reserved under this Lease.

                                               Please initial

                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------



DISCLOSURE   41. The officers and agents of Landlord's property manager and other related parties are licensed real estate brokers or salespersons. This disclosure is made pursuant to RCW 18.85.230.

SEE              Attached hereto and made a part hereof by this reference.
ADDENDUM


                 IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.


             LANDLORD:                            TENANT:

             Spieker Properties, L.P.             Coinstar, Inc.
             A California limited partnership     a Delaware corporation

         By:  Spieker Properties, Inc.,
              a Maryland corporation
         Its: General Partner


             /s/ Donald S. Jefferson            /s/ Warren M. Gordon
            ----------------------------       --------------------------------
         By: Donald S. Jefferson            By: Warren M. Gordon
         Its: Senior Vice President         Its: Chief Financial Officer
         Date: 2/24/97                      Date: February 14, 1997
              --------------------------         -------------------------------

STATE OF    Washington)
            ----------

                  )ss.

COUNTY OF   King      )
            ----------

     On this 14th day of February, 1997, personally appeared before me
Warren M. Gordon, to me known to be the Chief Financial Officer of Coinstar the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that _he was authorized to execute said instrument and that the seal affixed (if any) is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

                                     Mary Lorna Meade
                                     -----------------------------
                                      NOTARY PUBLIC in and for the State of
[SEAL]                                Washington, residing at
                                      Issaquah
                                      My commission expires: 3-13-2000


STATE OF    Washington)
                 ) ss.
COUNTY OF   King      )

     On this 24th day of February, 1997, personally appeared before me DONALD
S. JEFFERSON, to me known to be the Senior Vice President of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute this instrument and and that seal affixed (if any) is the corporate seal of said corporation.

                                      /s/ Sara Anne Lemmon
                                      --------------------------------------
                                      Sara Anne Lemmon

                                       NOTARY PUBLIC in and for the State of
                                                     WASHINGTON, residing at
                                                        17731 N.E. 13th  St.
                                                         Bellevue Washington
                                       My commission expires:   7-9-97
                                                             ---------------




Coinstar lease dated January 29, 1997 for Building "N", Suite

                                   ADDENDUM TO
                                 LEASE AGREEMENT
                          DATED JANUARY 29, 1997 BETWEEN
      SPIEKER PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP (LANDLORD)
               AND COINSTAR, INC., A DELAWARE CORPORATION (TENANT)
                      FOR PREMISES LOCATED IN BUILDING "N"

THE FOLLOWING ARE ADDITIONAL TERMS AND CONDITIONS WHICH ARE HEREBY INCORPORATED INTO THE LEASE. ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FULL FORCE AND EFFECT UNLESS EXPRESSLY MODIFIED HEREIN.

ADDENDUM TO PARAGRAPH 2:  TERM AND POSSESSION:
The design of the Building to be constructed is substantially as shown by the Permitted Set of Plans (as defined in this Lease Paragraph 2). It is the intention of the parties that the Building design be changed by Landlord, however, with respect to the following areas (the "Design Changes"):
     -    lobby area stair design
     -    restroom layout to allow an elevator with two-sided access
     - machine room/electrical room layout for potential re-design of mailroom and storage space at covered garage level
     -    changes to glazing configuration
     - changes to lobby areas (provided size of Tenant Premises area is not reduced by such changes)

If requested by Tenant, and subject to Landlord's review and approval, Landlord will upgrade construction of garage-level storage unit partitions at Tenant's sole cost and expense. The Design Changes made by Landlord shall be reasonably acceptable to Tenant. Design Changes are subject to review and approval of the City of Bellevue and/or other governmental or quasi-governmental authorities which may have jurisdiction. Time is of the essence and Tenant shall provide Landlord with information and approvals as may be requested by Landlord in connection with the Design Changes on a timely basis and in a time frame consistent with Landlord's construction and delivery schedule. Notwithstanding anything contained herein to the contrary, Landlord may proceed with construction of the Building (including any Design Changes and/or other changes as determined by Landlord) absent Tenant's approval. Notwithstanding anything contained herein to the contrary, Landlord may delay Design Changes, in its sole discretion, if such revisions may delay governmental and/or other necessary approvals and/or construction of the Building.

Notwithstanding anything contained herein to the contrary, Landlord reserves the right to make changes in the scope of work as shown in the Permitted Set of Plans without Tenant's review or approval with respect to finishes, changes in materials, equipment, design elements (including, but not limited to, the Building skin and/or other exterior design elements/materials) or other scope of work as may be shown in the Permitted Set of Plans, except as otherwise provided in this Lease. Landlord will not provide the showers as shown on the Permitted Set of Plans at its cost and expense. Showers shall be provided in accordance with Exhibit C of this Lease.

Landlord's Work pursuant to Exhibit C, "Office Lease Improvement Agreement" shall be deemed substantially completed upon issuance of a signed final inspection card or building permit signed as "final" or such other document that shall be comparable to a certificate of occupancy in the applicable jurisdiction, for the completion of the Premises as outlined in Exhibit C.

Subject to "Force Majeure", for this purpose as defined in Paragraph 48 of this Lease, in the event Landlord is unable to deliver possession of the Premises to Tenant by June 1, 1998, Landlord shall so notify Tenant by December 31, 1997 and Tenant shall have the right, but not the obligation, to terminate this Lease upon written notice delivered to Landlord no later than January 6, 1998. Tenant's right to terminate with respect to this Paragraph 2 of the Lease shall be null and void on the earlier to occur of (i) the date Landlord commences construction of the Building or (ii) January 6, 1998. Notwithstanding anything stated herein to the contrary, if Landlord is unable to deliver possession of the Premises by June 1, 1998, and if in Landlord's reasonable judgment delivery of possession is delayed by the action(s) or inaction(s) of Tenant or its employees, agents, invitees, and/or contractors, then Tenant's right to terminate with respect to this Paragraph 2 of the Lease shall be null and void.

Provided Tenant is not, and has not been, in default of any terms and conditions of this Lease, Landlord shall permit Tenant access to the Premises for the sole purpose of "facility set up" approximately ten (10) calendar days prior to the Commencement Date of this Lease. "Facility set up" for the purpose of this Lease provision shall mean installation of Tenant's cabling and telecom equipment only. Notwithstanding anything contained herein to the contrary, in the event Tenant occupies, conducts business at and/or otherwise makes beneficial use of the Premises, then the Lease shall commence and the Lease Commencement Date shall be the date upon which Tenant commenced occupancy or use of all or

                                                      Please Initial
Coinstar Addendum Bldg "N"
                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------
any portion of the Premises. Landlord shall notify Tenant of the date when Tenant shall be permitted access to the Premises (the "Prior Possession Date") and Tenant's access to the Premises during the "Prior Possession Period" (as hereinafter defined) shall be subject to all of the terms and conditions of the Lease except for the payment of Base Rent which shall not be due until the Commencement Date. Landlord shall not be required to expend additional funds in order to substantially complete tenant improvements or provide "Prior Possession" on a date which is sooner than identified on Landlord's construction and delivery schedule in order to provide Tenant with access to the Premises for facility set up. The "Prior Possession Period" shall be defined as the period which commences on the "Prior Possession Date" and terminates on the "Lease Commencement Date". Tenant shall cooperate and coordinate with Landlord during the Prior Possession Period to avoid interference with completion of tenant improvements by Landlord. Tenant shall not install furniture, fixtures, and/or equipment prior to the Commencement Date of this Lease without Landlord's prior written consent which Landlord may withhold in its sole discretion if such installation will delay or interfere with completion of tenant improvements and/or governmental approval of same and/or require Landlord to expend additional funds.

ADDENDUM TO PARAGRAPH 5:  COMPLIANCE WITH LAWS.
Landlord shall substantially comply with the provision of the Americans with Disabilities Act (ADA) for the completion of the Premises as outlined in Exhibit C, if applicable. Landlord further agrees to comply with the ADA as it applies to the common areas of the building, and all work outlined in Exhibit C and the common areas of the building shall be completed by Landlord with the costs thereof applied in accordance with Paragraph 27. All costs for substantial compliance with ADA within Tenant's Premises subsequent to Tenant's occupancy shall be the responsibility of Tenant. Landlord agrees to comply with all applicable laws and regulations pertaining to Landlord's obligations hereunder. Landlord shall defend, indemnify and hold harmless Tenant from and against any claims, charges, liabilities, obligations, penalties, damages, judgments, costs and expenses (including attorneys fees) related solely to Landlord's initial construction obligations with respect to the condition of the Premises and the common areas of the Building on the Lease Commencement Date (but not with respect to Tenant's use or occupancy) and arising directly and solely from Landlord's failure to substantially comply with the provision of the ADA for the completion of the initial construction of the common areas of the Building and the Premises as outlined in Exhibit C as applicable.

ADDENDUM TO PARAGRAPH 9:  ASSIGNMENT AND SUBLETTING.
Notwithstanding the provisions of Lease Paragraph 9 (a.), if Tenant proposes to sublet a portion of the Premises for less than the entire term of the Lease or to sublet to an Affiliate (as hereinafter defined) of Tenant, then Landlord shall not have the right to recapture said portion of the Premises, provided that Tenant otherwise complies with all other provisions of this Lease, including, but not limited to, the requirement to obtain the prior written consent of Landlord with respect to said proposed sublet.

Landlord's consent shall not be required in the event Tenant shall assign the Lease or sublet the Premises to an "Affiliate" (as herein after defined) provided Tenant otherwise abides by the provisions of this Lease, including this Paragraph 9 (including, but not limited to the provisions regarding notice to Landlord and Tenant's ongoing obligations and liabilities under the Lease), and Landlord shall not have the right to terminate this Lease as to the portion of the Premises so sublet or assigned and further provided that (i) in the case of an assignment, the proposed assignee financial net worth at the time of assignment is at least equal to the greater of (a) the net worth of Tenant on the date hereof, or (b) the net worth of Tenant immediately prior to the assignment and (ii) the proposed use of the Premises by the assignee or subtenant shall comply with the Lease. The term "Affiliate" means a corporation, partnership or other entity which (i) is Tenant's parent organization; or (ii) is a wholly-owned subsidiary of Tenant or such parent; or
(iii) is a corporation of which Tenant or Tenant's parent corporation owns in excess of fifty percent (50%) of the outstanding capital stock; or (iv) as a result of a consolidation, merger, asset sale or other reorganization or transaction with Tenant and/or Tenant's parent organization, shall own all or substantially all the capital stock of Tenant or Tenant's parent organization or all or substantially all of Tenant's assets. Provided that Tenant otherwise abides by the provisions of the Lease, including this Paragraph 9, Landlord consents to Tenant's transfer of all or any portion of the ownership of stock in Tenant to the extent such transfer is made pursuant to, or otherwise in connection with, an initial public offering of the stock of Tenant, or traded through an exchange or over the counter.

Landlord's consent shall not be required in the event of a transfer by the present majority shareholders of ownership and control of the voting stock of Tenant, provided that Tenant otherwise abides by the provisions of the Lease, including this Paragraph 9 (including, but not limited to the provisions regarding notice to Landlord and Tenant's ongoing obligations and liabilities under the Lease), and further provided that the proposed transfer does not result in a diminution of Tenant's net worth as compared to the greater of (a) the net worth of Tenant on the date hereof, or (b) the net worth of Tenant immediately prior to the transfer.

                                                      Please Initial
Coinstar Addendum Bldg "N"
                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

ADDENDUM TO PARAGRAPH 19:  DEFAULT.
Any uncured material default (i.e. uncured after the giving of notice, if notice is required, and the expiration of a cure period, if applicable), defined for the purpose of this paragraph as abandonment, failure to pay any and all rents when due, lease termination or non-compliance with a court order for eviction, by Tenant under its concurrent Lease being entered into with Landlord for the Premises located at Maplewood Building "M", located at 1687 114th Ave. S.E., Bellevue, Washington, shall constitute a default hereunder.

ADDENDUM TO PARAGRAPH 21:  EMINENT DOMAIN
Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, compensation for improvements paid for by Tenant and then existing on the Premises, all property of Tenant so taken and any loss to which Tenant may be put for moving expense, business interruption or taking of property of Tenant, provided such claim does not reduce Landlord's claim or recovery thereof. If the condemning authority shall refuse to permit separate claims to be made, then Landlord shall prosecute the claims of both Landlord and Tenant, provided that Tenant shall in advance pay its pro rata share of legal fees, and the proceeds of the award (and the fees of such counsel) shall be first applied to satisfy all Landlord's claims (including legal fees) with any balance applied to Tenant's claims.

ADDENDUM TO PARAGRAPH 27:   RENTAL ADJUSTMENTS.
Operating Costs shall not include: (ff) expenditures for which and to the extent that Landlord is reimbursed from any insurance carrier, (gg) advertising and promotional expenditures; (hh) penalties incurred due to violation by Landlord of any governmental law, unless said penalties were incurred in connection with Landlord's good faith efforts to maintain the Office Park and/or minimize the Operating Costs therein; (ii) the costs of correcting latent defects in the construction of the Building, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category.

ADDENDUM TO PARAGRAPH 32:  SECURITY DEPOSIT.
This Lease and the concurrent lease being entered into for other premises located at Maplewood Building "M", at 1687 - 114th Ave. S.E., Bellevue, Washington (the "Concurrent Lease") shall not be effective unless and until Tenant shall have provided to Landlord two (2) letters of credit in the total amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) issued by a United States bank that is a member of the Federal Reserve System in the forms attached hereto as Exhibit G-1 and Exhibit G-2, or with such variations as Landlord may approve in advance in writing, which approval may be withheld for any or no reason. If both letters of credit are not issued and delivered within seven (7) days after execution of this Lease, this Lease shall be null, void and of no force or effect. If, and only if, all of the conditions hereinafter set forth in this Addendum to Lease Paragraph 32 (the "Conditions") shall have been met and the Tenant is not then in breach or default under any term of this Lease, and Landlord shall not by then have presented a draft upon the same, Landlord shall promptly surrender the original letter of credit in the form of Exhibit G-2 to Tenant for cancellation. The Conditions are as follows:

     A. The Tenant shall have completed its initial public offering of equity interests pursuant to a registration statement filed with the SEC the gross proceeds of which exceed Twenty-Five Million and No/100 Dollars ($25,000,000.00). Tenant represents that there is no further or different criteria regarding its initial public offering included in its debt instrument placed by Smith Barney.
                                       or
     B. The Tenant's achievement of not less than two (2) consecutive quarter years of the following financial thresholds determined at or as of the end of each such quarter and evidenced by true, accurate and tenant-verified financial statements prepared by the Tenant in accordance with generally accepted accounting principles:

        i. Pre-tax profitability of no less than Two Hundred Thousand and No/100 Dollars ($200,000.00) per quarter and
        ii. The Tenant's tangible net worth of Eight Million and No/100 Dollars ($8,000,000.00) or more.
        iii. The structure of Tenant's balance sheet shall reflect sufficient liquidity to meet Tenant's obligations under this Lease and the Concurrent Lease on a timely basis. Sufficient liquidity shall be defined as a ratio of net tangible current assets divided by current liabilities of no less than 1.25 to 1.00.


                                                      Please Initial
Coinstar Addendum Bldg "N"
                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

ADDITIONAL PARAGRAPH 42:   OPTION TO EXTEND.
Provided Tenant is not, and has not been, in uncured default of the Lease, Tenant shall have the right to extend the term of this Lease for the Premises in "as is" condition for one (1) consecutive period of five (5) years on the same terms and conditions as set forth in this Lease except that the base rental for the option period shall be the then current market rate for comparable space in the area, including, if applicable, escalations during the term of the extension, as reasonably determined by Landlord. If requested by Tenant, Landlord shall provide Tenant with the following information regarding other transactions in the area considered in Landlord's determination of "then current market rate for comparable space in the area": location, size of space, rental rate, transaction date. Notwithstanding the foregoing, Landlord shall not be obligated to provide to Tenant the names of third party tenant(s) or landlord(s) in said transactions. In no event shall the rental for the option period be less than that of the previous period.

Tenant shall give Landlord written notice to exercise its option at least one hundred eighty (180) days prior to the expiration of the then current lease term. Within fifteen (15) days after Tenant exercises its option to extend the Lease, Landlord will provide Tenant with the fair market rental, as determined by Landlord, as well as terms and conditions for the extended term. Tenant shall have fifteen (15) days from notification by Landlord of current rent and conditions to accept Landlord's proposal. If Tenant does not accept Landlord's rental figure and terms and conditions within the fifteen (15) day period, this option shall be null and void and Landlord shall have no further obligation to Tenant and Landlord may enter into a lease for the Premises with a third party.

Notwithstanding anything to the contrary herein contained, Tenant's right to extend the term by exercise of the foregoing option shall be conditioned upon the following: (i) at the time of the exercise of the option, and at the time of the commencement of the extended term, Tenant or an Affiliate of Tenant (as defined in Lease Paragraph 9) or a "Related Party Subtenant" (defined as a company whose majority owner is also an officer or majority owner of Tenant or is a joint venture partner with Tenant and who is subletting no more than fifty percent (50%) of the Premises) shall be in possession of and occupying the Premises for the conduct of its business therein and the same shall not be occupied by any other assignee, subtenant or licensee, the option to extend being applicable hereunder only with respect to so much of the Premises as is actually occupied by Tenant or an Affiliate of Tenant or a Related Party Subtenant; and (ii) the notice of exercise shall constitute a representation by Tenant to Landlord, effective as of the date of the exercise and as of the date of commencement of the extended term, that Tenant does not intend to seek to assign the Lease in whole or in part, or sublet all or any portion of the Premises, other than to an Affiliate of Tenant or a Related Party Subtenant, the election to extend being for purposes of utilizing the Premises for Tenant's purposes in the conduct of Tenant's business therein.

ADDITIONAL PARAGRAPH 43:  PARKING
Landlord intends to construct 167 parking stalls shown on the Permitted Set of Plans. Further, Landlord intends to construct the additional 20 parking stalls dashed in as potential parking stalls on the Permitted Set of Plans. The construction of a total of 187 parking stalls is subject to any changes or restrictions as may be required or imposed by any governmental or quasi-governmental authority and/or as may be mutually agreed between Landlord and Tenant. Tenant shall have the right to utilize substantially all the covered parking stalls (which shall be specifically identified by Landlord for Tenant's use) at Building "N" at no charge for the Lease Term. Landlord reserves the right to identify handicap stalls and one (1) covered stall for Landlord's use. Uncovered, unreserved parking stalls are available at no charge during the term of the Lease.

ADDITIONAL PARAGRAPH 44.  ELECTRICITY
Landlord and Tenant reserve the opportunity to structure their respective obligations for the cost of electricity on a "net" basis such that Tenant's usage would be separately metered and Tenant would pay the electricity cost monthly. In the event Landlord and Tenant decide not to separately meter the Premises, after hours HVAC shall be billed to Tenant at the actual cost of such service.

ADDITIONAL PARAGRAPH 45.  PICNIC AREA
Landlord will provide its standard picnic area (specifically not a "patio) outside Building "N" at Landlord's cost. Landlord will provide a lighted paved path and/or standard cinder trail on both sides of 114th Avenue S.E. to provide access between Maplewood Building and Building "N" in a location as determined by Landlord and as allowed by code or other laws that may apply.


                                                      Please Initial
Coinstar Addendum Bldg "N"
                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

ADDITIONAL PARAGRAPH 46:  SATELLITE DISH.
With Landlord's prior written consent, Tenant may install, operate and maintain, at its sole cost and expense, a satellite dish or communication antenna on the roof of the building for its exclusive use in a location and configuration acceptable to and approved by Landlord at any time during the term of the Lease, provided said use does not interfere with any existing installation on or about the Building or Project, and provided said satellite dish or communication antenna is to be utilized for Tenant's equipment operation and not commercial purposes, at no additional rental cost. Landlord shall have the right to approve the size and weight of the satellite dish or communication antenna. The satellite dish or communication antenna shall be installed at Tenant's sole cost and expense by a method reasonably acceptable to and approved by Landlord, and in such a manner that it is not visible to the general public, tenants or guests of the Building or Project. Tenant shall obtain, at its sole cost and expense, all permits and zoning approvals necessary for the installation and operation of the satellite dish or communication antenna. If requested by Landlord, a licensed structural engineer shall be employed at Tenant's cost to ensure the integrity of the Building area upon which the satellite dish or communication antenna is located. Tenant shall also pay for any and all screening necessary to conceal the satellite dish or communication antenna. Landlord agrees to cooperate with Tenant to obtain necessary approvals, provided that Landlord shall not be required to incur any costs or expenses related thereto. Tenant shall be solely responsible for all maintenance, repair, operating and other costs related to the satellite dish. Tenant shall indemnify, defend and hold Landlord, its employees, agents, servants and/or guests harmless from claims for personal injury, death and/or property damage arising from any incidents occurring on or about or in connection with the satellite dish or communication antenna.

ADDITIONAL PARAGRAPH 47:  SIGNAGE
Tenant's name shall be listed on the suite entry door. Building standard signage will be provided at Landlord's expense. Tenant's name may be included on the Building's exterior, at Tenant's sole cost and expense, subject to Landlord's approval regarding color, size, type, method of attachment and other design elements and subject to City of Bellevue and other governmental requirements, as applicable, related to Tenant's signage. Landlord will approve Tenant's logo colors of green and yellow as shown on Tenant's business cards provided use of said color(s) for Tenant's signage are approved by the City of Bellevue and other governmental or quasi-governmental authority having jurisdiction.

ADDITIONAL PARAGRAPH 48:  TEMPORARY SPACE.
If Landlord will be unable to deliver the premises in accordance with Paragraph 2 of this Lease on or before September 1, 1997, Landlord shall notify Tenant no later than May 1, 1997 (with updates thereafter on no less than a monthly basis) that such a delay is reasonably expected, and Landlord shall make not less than three thousand three hundred eighty-five (3,385) rentable square feet ("Temporary Space") available to Tenant at the Maplewood Building, by no later than June 1, 1997, (or by no later than thirty (30) days after any update notice given after May 1, 1997) at no charge to Tenant for rent, operating costs or other additional charges. The Temporary Space shall be delivered to Tenant in an open configuration ready for occupancy, with building standard ceiling and lighting completed, and such floor covering, mechanical equipment, and perimeter electrical outlets as Landlord shall determine in its sole discretion. Any other improvements to the Temporary Space shall be provided at Tenant's sole cost and expense. Landlord shall use its best efforts to advise Tenant of the anticipated date of substantial completion of the Premises at least fifteen (15) days prior to such date, but the failure to give such notice shall not constitute a default by Landlord. Tenant shall vacate the Temporary Space within fifteen (15) days after Landlord's notice of delivery of possession of the Premises to Tenant in accordance with this Lease.

If Landlord has not delivered possession of the Premises in accordance with Paragraph 2 of this Lease on or before September 1, 1997, for reasons other than Force Majeure (as hereinafter defined), then, if Landlord has not provided Tenant with the Temporary Space, Landlord shall make the Temporary Space available to Tenant, in accordance with the preceding paragraph, as soon as practicable thereafter. As used herein, "Force Majeure" shall mean delays due to strikes, riots, Acts of God, shortages of labor or materials of which Landlord is not currently aware, fire or other casualty, earthquake, flood or war, or reasons beyond Landlord's control provided that Landlord has used its best efforts to avoid delay to the extent within Landlord's control. Notwithstanding anything to the contrary contained herein, Landlord shall not be required to expend additional funds and/or change the design, materials, or labor selections in order to avoid delay(s).

If Landlord is unable to deliver possession of the premises to Tenant by October 1, 1997, for reasons other than Force Majeure, then Landlord shall reimburse Tenant for its actual verifiable holdover portion of the rent ("Holdover Payment") paid by Tenant for its existing premises at 13231 S.E. 36th Street, Bellevue, Washington ("Existing Premises") for the "Holdover Period", which period shall commence no sooner than October 1, 1997 and shall terminate on the date which is fifteen (15) days after the date of Landlord's notice of delivery of possession of the Premises to Tenant in accordance with this Lease. The Holdover Payment shall be paid to Tenant in the form of free rent occupancy at the premises (i.e., Tenant shall be entitled to deduct and offset the Holdover Payment against Rent payments due under this Lease until the Holdover Payment is fully credited to Tenant), but in no event shall the Holdover Payment exceed Twenty Seven Thousand Nine Hundred Forty Six and 18/100 Dollars ($27,946.18) per month during the Holdover Period. Notwithstanding anything to the contrary contained herein, in the event Landlord is unable to deliver possession of the Premises to Tenant on or before October 1, 1997 for Force Majeure reasons, then this Holdover Payment provision shall be null and void and Landlord shall have no obligation to Tenant for the Holdover Payment.


                                                      Please Initial
Coinstar Addendum Bldg "N"
                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                               EXHIBIT A

                                                           RULES AND REGULATIONS
                                                          BELLEFIELD OFFICE PARK


1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of the Building, except as authorized by Landlord.

2. Except as otherwise permitted in this Lease, no sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed, installed or otherwise displayed by any Tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the Tenant.

     If the Landlord shall have given such consent to any Tenant at any time, whether before or after the execution of the lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

     All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord.

3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, shall be attached to, hung or placed in, or used in connection with, any window or door on any premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the building.

5. Landlord reserves the right to exclude from the Building between the hours of 6 pm and 8 am and at all hours on Saturdays, Sundays and holidays all persons who are not Tenants or their accompanied guests in the Building. Each Tenant shall be responsible for all persons for whom it allows to enter the building and shall be liable to Landlord for all acts of such persons.

     Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

     During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of Tenants and protection of the Building and property in the Building.

6. No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the premises. Landlord shall in no way be responsible to any Tenant for any loss of property on the premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person.

                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

7.

8. Each Tenant shall see that all doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other Tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9. As more specifically provided in the Tenant's Lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

10. No Tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, the Tenant shall in each case furnish Landlord with a key for any such lock. If such work is to be performed by Landlord, Landlord will perform the work diligently.

11. No Tenant shall make or have made additional copies of any keys or access devices provided by Landlord. Each Tenant, upon the termination of the Tenancy, shall deliver to Landlord all the keys or access devices for the Building, offices, rooms and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

13. No Tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment. No Tenant shall use any method of heating or air-conditioning other than that supplied by Landlord.

14. No Tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any premises of the Building.

15. Any cooking done or permitted by any Tenant on its premises shall be in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. The premises shall not be used for lodging.

16. Except with the prior written consent of Landlord, no Tenant shall sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise in or on any premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, other than in connection with Tenant's business, the business of stenography, typewriting or any similar business in or from any other portion of the Building, nor shall the premises of any Tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the premises of any Tenant be used for any improper, immoral or unlawful purpose, or any business or activity other than that specifically provided for in such Tenant's lease.

17. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

18. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. Within Tenant's Premises, telephone/data outlets and electrical outlets shall be in mutually agreeable locations. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Landlord.


                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

19. Except as otherwise permitted in this Lease, no Tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. No Tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule of the removal of any floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

21. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except in the elevators designed for freight if such improvements are made pursuant to Exhibit "C", or if no elevator is designed for freight, in the Building's elevators at Tenant's sole risk. Tenant shall pay to repair any damage by Tenant, its employees or invitees.

     Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building based upon its reasonable determination of structural considerations.
     Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

     Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

22. No Tenant shall place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry (as shown on the drawings prepared by Lance Mueller & Associates dated 11/26/96 AS REVISED 9/5/96) and which is allowed by law. No Tenant shall mark, or drive nails, screw or drill into, the partitions, woodwork or plaster, except as otherwise provided in this Lease, or in any way deface such premises or any part thereof.

23. No Tenant shall install, maintain or operate upon the Premises any vending machine, except as otherwise provided in this Lease, without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

24. There shall not be used in any space, or in the public areas of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into or kept in or about the premises.

25. Each Tenant shall store all its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

26. Canvassing, soliciting, distribution of handbills or any other written material, and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same. No Tenant shall make room-to-room solicitation of business from other tenants in the building.

27. Landlord shall have the right, exercisable with reasonable notice and without liability to any Tenant, to change the name and address of the Building.

28. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the rules and regulations of the Building.

29. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

30. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

31. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

32. The requirements of Tenants will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

33. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

34. Landlord reserves the right on reasonable notice to Tenant to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

35. Landlord reserves the right to designate the use of the parking spaces on the premises for handicap stalls and Landlord's use as otherwise provided in this Lease.

36.  Tenant shall endeavor to use carpet protector under all desk chairs.

37. Tenant agrees to keep balcony doors closed at all times, except during ingress and egress.

38. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense.

39. Vehicles parked on premises overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense.

40. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

41. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building. The word "Building" as used herein means the building as identified in Paragraph 1 of the Lease of which the premises are part.


                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                                EXHIBIT B

                                                                        PREMISES
                                                         BUILDING "N", SUITE 100


     Cross hatched portion outlined in red reflects the Premises as referenced in Paragraph 1 of the Lease. Landlord and Tenant recognize that Building "N" has not yet been constructed. The size and configuration of the Premises as shown on this Exhibit B is subject to change based on building design changes before and/or during the construction of the Building, as determined by Landlord and reasonably acceptable to Tenant, as otherwise provided in this Lease.


                                [FLOORPLAN]


                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                                EXHIBIT B

                                                                        PREMISES
                                                         BUILDING "N", SUITE 100


     Cross hatched portion outlined in red reflects the Premises as referenced in Paragraph 1 of the Lease. Landlord and Tenant recognize that Building "N" has not yet been constructed. The size and configuration of the Premises as shown on this Exhibit B is subject to change based on building design changes before and/or during the construction of the Building, as determined by Landlord and reasonably acceptable to Tenant, as otherwise provided in this Lease.


                                [FLOORPLAN]


                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                                  EXHIBIT C
                                              OFFICE LEASE IMPROVEMENT AGREEMENT
                                                     BLDG "N"  TENANT:  COINSTAR

TENANT IMPROVEMENTS
The following is hereby added to the Lease:
(a) LANDLORD'S WORK: Landlord shall cause certain improvements to be constructed in the Premises, substantially as shown on the attached Exhibits C-1 and C-2, "Improvement Space Plan Outline" and "Notes to Tenant Improvements", respectively (hereinafter referred to as "Tenant Improvements"). Landlord, at its cost, shall engage an architectural firm for such space planning services and the completion of such architectural, electrical and mechanical drawings; and obtain such city permits and approvals which Landlord, in its sole discretion, determines to be necessary to build the Tenant Improvements. Landlord will pay for architectural services provided by a firm preferred by Tenant, provided said costs are consistent with Landlord's budgets and the services are acceptable to Landlord. Landlord shall deliver the Premises substantially in accordance with the final drawings approved by Landlord and Tenant including all approved changes thereof. Notwithstanding anything stated herein, Tenant shall be solely responsible for the cost of changes in the scope of work outlined on Exhibits C-1 and C-2 which are due to changes requested by Tenant and which increase the cost of the Tenant Improvements. Said changes shall be considered "Additional Work" to be completed at Tenant's cost and expense to be reimbursed lump sum from Tenant to Landlord on or before the Lease Commencement Date. At Landlord's sole option, Tenant shall contract directly with the general contractor completing Landlord's Tenant Improvement Work for completion of all or a portion of the Additional Work. Tenant agrees to provide Landlord with information and approvals as may be requested by Landlord in connection with Landlord's obligations pursuant to this paragraph, including, but not limited to, materials, locations, approvals, and selections requested by Landlord from Tenant, on a timely basis and in a time frame consistent with Landlord's construction and delivery schedule. Notwithstanding anything contained herein to the contrary, Landlord shall not be responsible to move, furnish or install appliances, furniture, files, moveable partitions or systems furniture or office equipment to Tenant or the Premises. Tenant Improvements shall be completed utilizing Building Standard materials and finishes or similar, in mutually agreeable colors. Landlord may re-use materials and/or supplies in its sole discretion.

(b) TENANT'S WORK:   Landlord will make reasonable efforts to coordinate with
    Tenant's construction project manager in scheduling installation of Tenant's cabling and telecom equipment by Tenant's contractors and/or employees in the Premises at Tenant's sole cost and expense (hereinafter referred to as "Tenant's Work"). Tenant shall obtain at its sole cost and expense, permits and other governmental approvals as may be required for the completion of Tenant's Work. Building permits and any other governmental approvals for Tenant's Work shall be drawn separate and apart from those drawn by Landlord for completion of the tenant improvements. Tenant's Work shall not be performed under building permits or other approvals related to the work performed by Landlord. Tenant agrees not to interfere with or cause delay in the completion of tenant improvement work by Landlord and/or its contractors. Tenant, its employees and/or contractors shall not perform any Tenant's Work in the Premises without prior approval of Landlord. All such approved Tenant Work performed prior to the Lease Commencement Date shall be subject to all of the terms and conditions of the Lease except for the payment of Base Rent which shall not be due until the Commencement Date. Notwithstanding anything stated herein, if Tenant's Work causes a delay or otherwise increases the cost of Landlord's Work, Tenant shall reimburse Landlord for said costs on or before the Lease Commencement Date.

C.   ADDITIONAL WORK.
     The following work shall be completed by Landlord at Tenant's cost and expense (the "Additional Work"):
     - Electrical work not specifically identified on Exhibit C-2 as "Additional Work", if any
     - Any materials or finishes which exceed Landlord's Building Standard, if any, shall be "Additional Work" to the extent the cost of the materials or finishes and their installation exceed Building Standard
     - Any work shown on Exhibit C-1 to the extent it exceeds the scope of work identified on Exhibit C-2.
     - Provide rough-in for Tenant provided and installed card access system at all exterior doors
     - All costs associated with modifications to one (1) elevator to allow two-sided access, but excluding the cost directly associated with re-design of the restroom location(s) on the second floor and re-design of other building core areas related thereto, which in any event must be acceptable to Landlord.
     - One (1) men's and one (1) women's shower room with two (2) stalls each, lavatory counter and toilet to be installed at Tenant's sole cost and expense and removed at Tenant's sole cost and expense at the end of the Lease Term at Landlord's option.

     Notwithstanding anything stated herein to the contrary, if Tenant causes a delay in Landlord's Work, Tenant shall reimburse Landlord for said costs on or before the Lease Commencement Date.

     Tenant shall pay Landlord in a lump sum for the Additional Work as Additional Rent within ten (10) business days of receipt of an invoice therefore from Landlord provided the Additional Work has been substantially completed.

All improvements shall be subject to, and performed substantially in accordance with, applicable codes, laws and other governmental regulations which may apply.

Tenant's occupancy of the Premises shall be deemed acceptance of the Tenant Improvements herein described and Landlord shall be deemed to have fulfilled its obligations with respect to Tenant Improvements, except with respect to punch list items as hereinafter described. At Delivery of Possession, Landlord and Tenant shall together prepare a punch list of Tenant Improvement work. If any defects are noted, Landlord shall promptly repair such defects as soon as reasonably possible thereafter.


                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                               EXHIBIT C-1

                                                  IMPROVEMENT SPACE PLAN OUTLINE
                                                         BUILDING "N", SUITE 100
                                                               TENANT:  COINSTAR

Interior room sizes are approximate. Furniture (including work stations) and appliances are not the responsibility or obligation of the Landlord. Landlord's Work, Tenant's Work and Additional Work are as noted on Exhibits C and C-2.

A mutually agreeable space plan for tenant improvements shall be developed to generally include the following in a configuration that is generally designed with open office areas along the exterior window line and the majority of hard walled rooms in the interior of each floor:

          TYPE OF SPACE                       SIZE              NUMBER
-------------------------------------   ---------------   ------------------
Large Private Office                      200 Sq. Ft.                   14
Private Office                            120 Sq. Ft.                   19
Boardroom                                 450 Sq. Ft.                    1
Conference Room                           400 Sq. Ft.                    2
Medium Conference Room                    240 Sq. Ft.                    2
Small Conference Room                     120 Sq. Ft.                    4
Technical Training Room                   900 Sq. Ft.                    1
Lunch Room                              1,200 Sq. Ft.                    1
Coffee/Kitchen Area                       240 Sq. Ft.                    1
Computer Room                             700 Sq. Ft.                    1
Computer Set-Up Room                      150 Sq. Ft.                    1
Computer Training Room                    700 Sq. Ft.                    1
Operations Lab                            400 Sq. Ft.                    1
Software Engineering Lab                  400 Sq. Ft.                    1
Vender Lab                                450 Sq. Ft.                    1
Mail/Copy/Supply Room                     240 Sq. Ft.                    2
Computer Storage                          200 Sq. Ft.                    1
Operations Storage                        150 Sq. Ft.                    1
Promotions Storage                        120 Sq. Ft.                    1
Parts Room                                400 Sq. Ft.                    1
Mail Shipping/Receiving                   600 Sq. Ft.                    1
Gallery (Open)                            250 Sq. Ft.                    1
Reception Area                            600 Sq. Ft.                    1
Reception Workroom                        120 Sq. Ft.                    1
Facilities Storage                        150 Sq. Ft.                    1
Facilities Workroom                       300 Sq. Ft.                    1
Workstations (Open Space)               Approx. 6' x 8'                 TBD
Workstations (Open Space)               Approx. 8' x 8'                 TBD
Open Space: Files/Fax/Printers          1,000 Sq. Ft.
Mens & Womens Showers w/Lockers           120 Sq. Ft.                    2
Sick Room                                 120 Sq. Ft.                    1
Misc. Storage Closets on Each Floor           TBD                       TBD
Coat Closets                                  TBD                        2
Network Closet                            100 Sq. Ft.                    1



                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                                    EXHIBIT C-2
                                                    NOTES TO TENANT IMPROVEMENTS
                                                         BUILDING "N", SUITE 100
                                                         TENANT:  COINSTAR, INC.



Landlord, at its sole option, shall determine the use of "equivalent" materials or finishes. Tenant shall fully comply with the provisions of Exhibit C with regard to completion of any "Tenant's Work" and/or "Additional Work", if any, noted herein.

-  Carpet:     30 oz. cut pile or 28 oz. level loop over pad (Patcraft "New Jazz
               30" or equivalent)

-  VCT:        Building standard VCT flooring in lunchroom, coffee kitchen, computer/phone room, mailroom, parts room, computer setup room, facilities storage and facilities work room.

-  Base:       4" vinyl base with cove toe.

-  Wall Paint: New walls will be painted with one layer of primer and two layers of paint. The paint finish will be eggshell.

-  Ceiling Tile/Grid:
               Standard 15/16" width white grid with 2'x4' tegular edge lay-in tile, (Armstrong Second Look II or equivalent). Ceiling height shall be approximately 8'6".

-  Door Construction:
               Doors will be full height (approximately 7'10"). Standard door width will be 3'-0". Doors will be solid core with red oak veneer. Doors and door frames will be stained to match the building standard stain as utilized in the common lobby areas.

               Landlord will provide a building standard solid core with red oak veneer double door suite entry to Tenant's Premises at Landlord's cost.

-  Door Hardware:
               Door hardware shall be Schlage (or equivalent) with an oil-rubbed bronze finish. Doors will have a minimum of two pair of butt hinges per leaf. Latchsets will be standard for all doors except suite entries. Landlord will provide locksets on President's office, Chief Financial Officer's office, all Labs (not to exceed three (3)), Mailroom, Computer Room and Parts Room. Any other locksets will be provided by Landlord at Tenant's cost.

-  Relites     Interior relites will be 36" in width.  The frames will be of wood construction to match the doors. The frame will start at approximately 6" AFF and the head will match the top of the door.
               Glass will be 1/4" safety glass.

               Total allowance of one (1) building standard relite per private office and one (1) per conference room in Tenant's Premises, which Tenant may utilize in the space as it fits Tenant's configuration. Landlord will agree to provide a total of two (2) building standard relites at each of three (3) large conference rooms.

-  Window Blinds:
               Window blinds for the exterior windows will be 1" aluminum (Levelor "Riviera" or equivalent). 1" blinds can be provided for the interior relites at the Tenant's option. Please note the finish for the interior blinds will need to match that used on the exterior windows.

-  Electrical: In enclosed offices, the building standard will be two (2)
               electrical duplex outlets, one combination telephone/data outlet, except in the specifically identified rooms, where the number of duplex electrical outlets or power supplied shall be as follows:

               LARGE PRIVATE OFFICES (NOT TO EXCEED FOURTEEN (14)): Three (3) electrical duplex outlets, two (2) combination voice/data boxes.

               CONFERENCE ROOM:   In medium and large conference rooms the
               building standard will be three (3) duplex outlets and one (1) voice/data box.

               VENDOR QUALIFICATIONS AND OPERATIONS LAB:   The building standard
               will be twenty-four (24) linear feet of surface mounted wiremold power strip at belt height with outlets 2'0" on center.



                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                                    EXHIBIT C-2
                                                    NOTES TO TENANT IMPROVEMENTS
                                                         BUILDING "N", SUITE 100
                                                         TENANT:  COINSTAR, INC.


-  Electrical (Continued):

               COMPUTER/PHONE ROOM: The building standard will be a dedicated panel with a minimum of thirty (30) 20 amp dedicated circuits and one (1) 208 volt service for phone switch. Landlord will provide 3/4' plywood on designated wall surfaces.

               TECHNICAL TRAINING:   The building standard will be six (6)
               circuits to the room with power distributed to walls for machine connections and four (4) floor mounted monuments for power and data connections at the center of the room in locations to be determined by Tenant. Landlord shall provide ten (10) incandescent lights or dimmer switches provided such lighting is permitted within energy code.

               GENERATOR HOOK-UP:   Landlord shall provide rough in for Tenant
               provided generator and associated equipment.

               MAIL ROOM:   Landlord will provide power for postage meter, FedEx
               computer PC, and related equipment.

               CONDUIT:   Landlord shall provide one (1) six inch conduit
               between Building "N" and Maplewood Building within which Landlord shall provide four (4) conduits for Tenant's use (three at one inch and one at two and one half inches) and two conduits at one inch each for Landlord's use, or at Landlord's option, a larger or smaller conduit, provided the four (4) conduits for Tenant's use are provided within same. Notwithstanding anything to the contrary contained herein, Tenant shall supply, install, and maintain all wiring in said conduit at its sole cost and expense.

               COMPUTER TRAINING ROOM:   Landlord to provide four (4) circuits
               to the room distributed to wall outlets and two (2) floor monuments. Landlord to provide approximately six (6) combination voice/data outlets.

               LUNCH ROOM:   Power to garbage disposal, four (4) vending
               machines, and one (1) each of the following: refrigerator, microwave, toaster-oven, garbage disposal, water filter and coffee machine on timer.

               COPY/SUPPLY AND OPEN OFFICE:   Outlets to power reasonable power
               requirements of tenant's office equipment such as copiers, color copiers, shredders, mail sorters, printers and fax machines.

               In open office areas, the building standard will be one electrical duplex outlet, one telephone outlet, and one data outlet for every 150 square feet, except at the Work Stations as identified on Exhibit C-1, Improvement Space Plan Outline (furnished and installed by Tenant), where Landlord shall provide two circuits for every eight (8) work stations and one (1) data/phone outlet for each work station, with a maximum of four
               (4) work stations per circuit.

               All telephone and data lines will be supplied and installed by the Tenant as part of Tenant's Work.

-  Lighting:   Switching and lighting shall meet the requirements of the
               Washington State Energy Code. There shall be one switch per room and a maximum of 25 lights per switch. Building standard lighting shall be 2x4 lay-in fluorescent fixtures with three T-8 tubes and a parabolic lens. Color of tubes shall be cool white. Furnish and install incandescent lighting at reception area logo wall.

-  Cabinetry:  Cabinetry will have plastic laminate covered faces, countertops, and 4" backsplashes. Standard base cabinetry will be 24" deep with one adjustable shelf and one drawer immediately below the countertop. Standard wall cabinetry will be 12" in depth with two adjustable shelves. The interiors of the cabinets and drawers and the covering on the shelves will be white melamine. Pulls will be 4" brushed chrome wire type or equivalent.

               Landlord will provide building standard cabinetry and shelving as follows:

               LUNCHROOM: Approximately fifteen (15) lineal feet of upper and lower cabinets.

               COFFEE KITCHEN (2ND FLOOR): Approximately ten (10) linear feet of upper and lower cabinets.

               MAILROOM:   Approximately twenty (20) lineal feet at 30" deep
               lower storage cabinets with one (1) adjustable shelf and ten (10) lineal feet of adjustable upper shelving.


                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                                    EXHIBIT C-2
                                                    NOTES TO TENANT IMPROVEMENTS
                                                         BUILDING "N", SUITE 100
                                                         TENANT:  COINSTAR, INC.



-  Cabinetry (continued):

               FACILITIES WORKROOM: Approximately twelve (12) linear feet of lower storage cabinets with one (1) adjustable shelf and twelve
               (12) lineal feet of upper adjustable shelving. Counter top to be 30" deep.

               MAIL/COPY ROOM (BOTH FLOORS):   Approximately ten (10) lineal
               feet of 30" deep lower storage cabinets with one (1) adjustable shelf and ten (10) lineal feet of upper adjustable shelving.

               RECEPTIONIST WORK ROOM:   Approximately ten (10) lineal feet 30"
               deep lower cabinet with one (1) adjustable shelf.

               COAT CLOSETS:  Provide coat rod and shelf.

-  Built-In Reception Desk:
               Partial height wall; eighteen (18) lineal feet of 12" deep plastic laminate transaction surface at 42" height with 36" wide ADA accessible section and fourteen (14) lineal feet at 30" deep work counter at approximate height of 30" AFF; three (3) plastic laminate box files and two (2) pencil drawers with melamine interiors and two (2) keyboard trays.

-  Mechanical:
               The building standard HVAC system shall have the capability to individually control zones of approximately 800 rentable square feet, with the average building zone being 1,500 rentable square feet, or such other average building zone size as determined by Landlord in its sole discretion. Landlord shall determine all zone sizes in its sole discretion, except as specifically identified herein. Landlord shall provide a separate zone for the Lunchroom, large Conference rooms (not to exceed three (3)), the Technical Training room, the Computer Training Room and Labs (not to exceed three (3)). Landlord may combine two (2) or more of the referenced rooms into one (1) zone based upon load and location.

               Landlord shall furnish and install a dedicated twenty-four (24) hour HVAC system for the Computer/Phone Room (Communications
               Room) (estimated at 5 tons).

-  Sound Insulation:
               Landlord shall provide batt insulation in walls surrounding large Conference Room, large offices, Labs, Training Rooms, Computer/Phone room and Coffee Kitchen. Landlord will build full height walls with sound insulation in walls surrounding Lunch Room.

-  Plumbing:   Landlord will furnish and install plumbing lines and building standard fixtures for stainless steel sink, dishwasher and garbage disposal at Lunchroom. Landlord will provide building standard stainless steel sink and garbage disposal at the Coffee
               Kitchen (2nd floor).


                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                                    EXHIBIT D
                                                      FORM OF TENANT CERTIFICATE

DATE:
          --------------------------

RE:       LEASE DATED
                     -------------------

PREMISES:
          ---------------------------------------

          ---------------------------------------

          ---------------------------------------

LANDLORD: ---------------------------------------

          ---------------------------------------

          ---------------------------------------

TENANT:   ---------------------------------------

          ---------------------------------------

          ---------------------------------------

Gentlemen:

The undersigned as Tenant under the captioned Lease, attached as Schedule 1 hereto (the "Lease"), made and entered into between ______________________, as Landlord, and the undersigned, as Tenant, hereby certifies that the undersigned has entered into occupancy of the Premises described in said Lease on ___________________ and further certifies that:

     a.  The Rent Commencement Date was ______________________;

     b.  the Lease shall expire on __________________;

     c. the Lease is in full force and effect and has not been modified, supplemented or amended in any way, except as follows:

         --------------------------------------------------------------------

         --------------------------------------------------------------------

         --------------------------------------------------------------------

         --------------------------------------------------------------------

     d.  the Premises contain __________________ square feet;

     e. the monthly base rent payable by Tenant under the terms of the lease is $___________ which amount is subject to increase as follows:

         --------------------------------------------------------------------

         --------------------------------------------------------------------

         Tenant also pays to Landlord additional rent on a monthly basis the sum of $__________, as its Proportionate Share of Common Area operating expenses;

     f. the improvements and space required to be furnished according to the Lease have been duly delivered by Landlord and accepted by Tenant;

     g. all conditions and agreements under said Lease to be performed by Landlord have been satisfied or performed, and on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said Lease by Landlord;

     h.  Tenant has performed all of its obligations under the Lease;

     i. Tenant has no claims, counterclaims, defenses, setoffs or causes of action, and knows of no occurrence or event which may give rise to any claim, counterclaims, defenses, setoffs or cause of action, against Landlord for rescission of the lease or for damages for any breach of the Lease or in connection with the demised premises, or the Property; and Tenant is not entitled to any concessions, rebate, allowance or free rent for period after the date hereof, except as set forth in the Lease;

     j. Tenant has no existing dispute against Landlord regarding any amount owing or to be paid or with respect to any other matter under the Lease;

     k. Tenant has not assigned the Lease nor subleased the Premises or any part thereof;

     l. no rental has been paid in advance, and Tenant is current in all of its rental obligations;


                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

     m.  the monthly rental due from Tenant for              (month) 1996 has
         been paid;                             --------------------

     n. Tenant is entitled to the non-exclusive use of _______ parking spaces and the exclusive use of ________ parking spaces.

     o. there is presently a Security Deposit held by Landlord in the sum of _____________________________________Dollars ($__________);

     p. the Lease contains no Option(s) to Renew the terms, Rights of First Refusal, Options to Expand or Options to Terminate, except as follows:

         --------------------------------------------------------------------

         --------------------------------------------------------------------

         --------------------------------------------------------------------

         --------------------------------------------------------------------

     q. Tenant represents that no Hazardous Material has been used, treated, stored or disposed of on the Premises or, to Tenant's best knowledge, on the Property, except in compliance with all federal, state, regional and local laws, statutes, regulations, rules, requirements and orders applicable to Hazardous Materials and the environment. Tenant represents that it does not have any permits or identification numbers issued by the United States Environmental Protection Agency or by any state, county or municipal agencies with respect to its operations on the Premises, except those listed below. For the purposes hereof, the term "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law or any regulation, order, rule or requirement adopted thereunder, as well as any petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable as fuel, and "source", "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C., paragraph 3011, et seq.

         List all permits and identification numbers:
                                                     ------------------------

         --------------------------------------------------------------------

         --------------------------------------------------------------------

Tenant hereby acknowledges that certain persons are considering an investment in the companies that constitute Landlord and investment, directly or indirectly, in the Property itself, and that such persons may fully rely on the certifications made herein by Tenant to Landlord.

The undersigned individual hereby certifies that he or she is duly authorized to sign and deliver this letter on behalf of Tenant.

Very truly yours,

Tenant:
              ------------------------------

By:           ------------------------------

              ------------------------------
                     (please print)

Its:
              ------------------------------

Date:
              ------------------------------


                                     SCHEDULE 1

                         (COPY OF LEASE AND ALL AMENDMENTS)



                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                                    EXHIBIT E

                                                               LEGAL DESCRIPTION

                              BELLEFIELD OFFICE PARK
                                    BUILDING "N"

LEGAL DESCRIPTION

Lot 6 of Bellefield Office Park, as per plat recorded in Volume 119 of plats, pages 81 through 90, inclusive, records of King County, Washington.



                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                                    EXHIBIT F


                             (INTENTIONALLY OMITTED)



                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                                   EXHIBIT G-1
                                                        FORM OF LETTER OF CREDIT
                           SAMPLE ONLY - NON-NEGOTIABLE

                 IRREVOCABLE STANDBY LETTER OF CREDIT NO. XXXXXX
                                 (Date:  MMDDYY)

Beneficiary:                       Applicant:
     Spieker Properties, L.P.             Coinstar, Inc., a Delaware corporation
     915 - 118th Avenue SE, Suite 110     13231 SE 36th street, Suite 200
     Bellevue, WA  98005                  Bellevue, WA  98006
     Attn:  Mr. Donald Jefferson          as "Tenant"
     as "Landlord"

                                   Amount:  $111,595

      Expiration Date/Location:  MMDDYY/At our counter at the above address

Gentlemen:

     We hereby establish our Irrevocable Standby Letter of Credit No. XXXXXXX in your favor available by your drafts drawn on us at SIGHT, and accompanied by the following required documents:

     1 - Original of this letter of credit and amendments, if any.
     2 - Beneficiary's signed certificate substantially in the following form:

                                   CERTIFICATE
     Spieker Properties, L.P., the Landlord under the two (2) Leases dated January 29, 1997 between Spieker Properties, L.P., a California limited partnership, as Landlord, and Coinstar, Inc. a Delaware corporation, as Tenant, hereby certifies that:

     a. The amount of the draft accompanying this certificate is equal to the amount of the accompanying letter of credit, for which no prior drawing with respect to such amount has been made under this letter of credit, if any;
                                     - AND -
     b. (i)The Tenant or any successor(s) under said Leases is in default of its obligation(s) under the terms of the Leases referred to, and has failed to cure the same within the grace period therein provided, if any;
                                     - OR -
     c. (ii)The Landlord under said Leases has not received satisfactory evidence of renewal or replacement of this letter of credit for an additional one year term by thirty (30) days prior to the current expiration date.

     This letter of credit is transferable in whole but not in part, upon our receipt of the attached Exhibit "A" duly executed and completed by the beneficiary.

     This letter of credit sets forth in full our undertaking, which shall not in any way be modified, amended, amplified or limited by reference to any document, instrument, or agreement including without limitation the Lease, whether or not referred to herein, except only the certificates and the sight draft and this original letter of credit for our endorsement referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

     Draft(s) must indicate the number and date of this letter of credit.

     Each draft presented hereunder must be accompanied by this original letter of credit for our endorsement thereon of the amount of such draft.

     Documents must be forwarded to us in one parcel and must be mailed, sent by
overnight delivery service, or presented in person to:   Silicon Valley Bank,
3003 Tasman Drive, Santa Clara, California 95054; Attn: International Division.

     We hereby agree with the drawers, endorsers and bonafide holders that the drafts drawn under and in accordance with the terms and conditions of this credit shall be duly honored upon presentation to the drawee; if negotiated on or before the expiration date of this credit.

     This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication 500. As to matters not covered by publication 500, this credit shall be governed by
Article 5 of the Uniform Commercial Code as in effect in the State of New York.


By                                      By
     --------------------------------         --------------------------------

Its                                     Its
     --------------------------------         --------------------------------
     Authorized Signature                     Authorized Signature




                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                                  EXHIBIT G-1
                                                        FORM OF LETTER OF CREDIT

                          SAMPLE ONLY - NON-NEGOTIABLE


                                  EXHIBIT "A"



To:                                Date:
     Silicon Valley Bank                     RE:  Letter of Credit issued by:
     3003 Tasman Drive                            Silicon Valley Bank
     Santa Clara, CA  95054                       Letter of Credit No. XXXXXXX
     Attn:  International Division                Available Amount:
              Standby Letter of Credits


Gentlemen:

     For value received, the undersigned Beneficiary hereby irrevocably transfer to:

     (Name of Transferee)
     (Address)

All rights of the undersigned Beneficiary to draw under the above Letter of Credit up to its Available Amount as shown above as to the date of this transfer.

By this transfer, all rights of the undersigned Beneficiary in such Letter of Credit are transferred to the Transferee. Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the Transferee without necessity of any consent of or notice to the undersigned Beneficiary.

The original of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it direct to the Transferee with your customary notice of transfer.


                                                  Yours very truly,

Signature Authenticated                           Spieker Properties, L.P.


--------------------------------                  ------------------------------
                                                  Signature of Beneficiary

--------------------------------
Authorized Signature



                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                                  EXHIBIT G-2
                                                        FORM OF LETTER OF CREDIT
                          SAMPLE ONLY - NON-NEGOTIABLE

                 IRREVOCABLE STANDBY LETTER OF CREDIT NO. XXXXXX
                                 (Date:  MMDDYY)

Beneficiary:                         Applicant:
     Spieker Properties, L.P.             Coinstar, Inc., a Delaware corporation
     915 - 118th Avenue SE, Suite 110     13231 SE 36th street, Suite 200
     Bellevue, WA  98005                  Bellevue, WA  98006
     Attn:  Mr. Donald Jefferson          as "Tenant"
     as "Landlord"

                                   Amount:  $388,405

      Expiration Date/Location:  MMDDYY/At our counter at the above address

Gentlemen:

     We hereby establish our Irrevocable Standby Letter of Credit No. XXXXXXX in your favor available by your drafts drawn on us at SIGHT, and accompanied by the following required documents:

     1 - Original of this letter of credit and amendments, if any.
     2 - Beneficiary's signed certificate substantially in the following form:

                                   CERTIFICATE
     Spieker Properties, L.P., the Landlord under the two (2) Leases dated January 29, 1997 between Spieker Properties, L.P., a California limited partnership, as Landlord, and Coinstar, Inc. a Delaware corporation, as Tenant, hereby certifies that:

     a. The amount of the draft accompanying this certificate is equal to the amount of the accompanying letter of credit, for which no prior drawing with respect to such amount has been made under this letter of credit, if any;
                                     - AND -
     b. (i)The Tenant or any successor(s) under said Leases is in default of its obligation(s) under the terms of the Leases referred to, and has failed to cure the same within the grace period therein provided, if any;
                                     - OR -
     c. (ii)The Landlord under said Leases has not received satisfactory evidence of renewal or replacement of this letter of credit for an additional one year term by thirty (30) days prior to the current expiration date.

     This letter of credit is transferable in whole but not in part, upon our receipt of the attached Exhibit "A" duly executed and completed by the beneficiary.

     This letter of credit sets forth in full our undertaking, which shall not in any way be modified, amended, amplified or limited by reference to any document, instrument, or agreement including without limitation the Lease, whether or not referred to herein, except only the certificates and the sight draft and this original letter of credit for our endorsement referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

     Draft(s) must indicate the number and date of this letter of credit.

     Each draft presented hereunder must be accompanied by this original letter of credit for our endorsement thereon of the amount of such draft.

     Documents must be forwarded to us in one parcel and must be mailed, sent by
overnight delivery service, or presented in person to:   Silicon Valley Bank,
3003 Tasman Drive, Santa Clara, California 95054; Attn: International Division.

     We hereby agree with the drawers, endorsers and bonafide holders that the drafts drawn under and in accordance with the terms and conditions of this credit shall be duly honored upon presentation to the drawee; if negotiated on or before the expiration date of this credit.

     This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication 500. As to matters not covered by publication 500, this credit shall be governed by
Article 5 of the Uniform Commercial Code as in effect in the State of New York.


By                                      By
     --------------------------------         --------------------------------

Its                                     Its
     --------------------------------         --------------------------------
     Authorized Signature                     Authorized Signature



                                               Landlord  [illegible]
                                                        ------------------
                                               Tenant    [illegible]
                                                        ------------------

                              Page 1 of 2